UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
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Piedmont Lithium Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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32 North Main Street, Suite 100, Belmont, North Carolina 28012
NOTICE OF THE 2022 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 11, 2022
To the Stockholders of Piedmont Lithium:
Piedmont Lithium Inc. (the “Company”) will hold its 2022 Annual Meeting of Stockholders (the “Annual Meeting”) on Tuesday, January 11, 2022, at 11 a.m. Eastern Time. The Annual Meeting will be a virtual meeting conducted exclusively online via live audio webcast at www.virtualshareholdermeeting.com/PLL2022. The Annual Meeting will be held for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):
(1)	To elect the two director nominees named in the Proxy Statement to serve until the 2024 Annual Meeting of Stockholders or until their successors are duly elected and qualified (“Proposal 1”);
(2)	To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending June 30, 2022 (“Proposal 2”);
(3)	To issue stock options to Mr. Keith Phillips under the Company’s Stock Plan (“Proposal 3”);
(4)	To issue restricted stock units to the directors of the Company under the Company’s Stock Plan (“Proposals 4-9”); and
(5)	To transact any other matters that may properly come before the Annual Meeting or any adjournments or postponements thereof.
The Board of Directors has fixed November 22, 2021 as the record date. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.
Instructions for accessing the virtual Annual Meeting are provided in the Proxy Statement. In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Annual Meeting, the chair or secretary of the Annual Meeting will convene the meeting at 12 p.m. Eastern Time on the date specified above and at the Company’s address specified above solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the announcement on the Investors page of the Company’s website at piedmontlithium.com/investors/.
By Order of the Board of Directors,

/s/ Keith Phillips
Keith Phillips President and Chief Executive Officer

Belmont, North Carolina November 30, 2021
Whether or not you expect to participate in the virtual Annual Meeting, please vote as promptly as possible in order to ensure your representation at the Annual Meeting. You may vote online or, if you requested printed copies of the proxy materials, by telephone or by using the proxy card or voting instruction form provided with the printed proxy materials.

LEGAL MATTERS
Important Notice Regarding the Availability of Proxy Materials for the 2022 Annual Meeting of Stockholders to Be Held on January 11, 2022. The Proxy Statement and Annual Report for the year ended June 30, 2021 are available at www.proxyvote.com.
Forward-Looking Statements. The Proxy Statement may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which statements are subject to substantial risks and uncertainties and include statistical data, market data and other industry data and forecasts, which we obtained from market research, publicly available information and independent industry publications and reports that we believe to be reliable sources. All statements other than statements of historical facts included in the Proxy Statement are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “expect,” “estimate,” “may,” “might,” “will,” “could,” “can,” “shall,” “should,” “would,” “leading,” “objective,” “intend,” “contemplate,” “design,” “predict,” “potential,” “plan,” “target” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements expressed or implied in the Proxy Statement. Such risks, uncertainties, and other factors include those risks described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended June 30, 2021 filed with the U.S. Securities and Exchange Commission (“SEC”) and other subsequent documents we file with the SEC. The Company expressly disclaims any obligation to update or alter any statements as a result of new information, future events or otherwise, except as required by law.
Website References. Website references throughout this document are inactive textual references and provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of the Proxy Statement.
Redomiciliation. The Company changed its place of domicile from Australia to the State of Delaware in the United States, effective May 17, 2021 pursuant to a Redomiciliation, as described below. Unless the context otherwise indicates, the term “Piedmont Lithium” refers to Piedmont Lithium Inc., a Delaware corporation, and its consolidated subsidiaries at all times on and after the effective date of the Redomiciliation and “Piedmont Australia” refers to Piedmont Lithium Limited, an Australian corporation, and its consolidated subsidiaries at all times prior to the effective date of the Redomiciliation.
Piedmont Lithium Inc. acquired all of the issued and outstanding ordinary shares of Piedmont Australia, our Australian predecessor and a wholly owned subsidiary, pursuant to a Scheme of Arrangement under Australian law, which was approved by Piedmont Australia’s shareholders on April 29, 2021, and the Supreme Court of Western Australia on May 5, 2021 (collectively referred to as the “Redomiciliation”).
i

Piedmont Australia’s ordinary shares were listed on the Australian Securities Exchange (the “ASX”), and Piedmont Australia’s American Depositary Shares (“ADSs”), each representing 100 of Piedmont Australia’s ordinary shares, were traded on Nasdaq. Following the approval of the Redomiciliation, the Company moved its primary listing from the ASX to Nasdaq and retained an ASX listing for its Chess Depository Interests (the “CDIs”), each representing 1/100th of a share of common stock of Piedmont Lithium Inc.
ii

32 North Main Street, Suite 100, Belmont, North Carolina 28012
PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND VOTING
What Is the Purpose of These Proxy Materials?
We are making these proxy materials available to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Piedmont Lithium Inc. (“we,” “us,” “our” or the “Company”) for use at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on January 11, 2022 at 11 a.m. Eastern Time, or at any other time following adjournment or postponement thereof. You are invited to participate in the Annual Meeting and to vote on the proposals described in this Proxy Statement. The proxy materials are first being made available to our stockholders on or about November 30, 2021.
Why Did I Receive a Notice of Internet Availability?
Pursuant to U.S. Securities and Exchange Commission (“SEC”) rules, we are furnishing the proxy materials to our stockholders primarily via the Internet instead of mailing printed copies. This process allows us to expedite our stockholders’ receipt of proxy materials, lower the costs of printing and mailing the proxy materials and reduce the environmental impact of our Annual Meeting. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”), you will not receive a printed copy of the proxy materials unless you request one. The Notice provides instructions on how to access the proxy materials for the Annual Meeting via the Internet, how to request a printed set of proxy materials and how to vote your shares.
Why Are We Holding a Virtual Annual Meeting?
We have adopted a virtual meeting format for the Annual Meeting to provide a consistent experience to all stockholders regardless of geographic location. We believe this expands stockholder access, improves communications and lowers our costs while reducing the environmental impact of the meeting. Utilizing a virtual meeting format is particularly important to protect our stockholders and employees in light of the evolving public health and safety considerations posed by the ongoing coronavirus (COVID-19) pandemic. In structuring our virtual Annual Meeting, our goal is to enhance rather than constrain stockholder participation in the meeting, and we have designed the meeting to provide stockholders with the same rights and opportunities to participate as they would have at an in-person meeting.
Who Can Vote?
Only stockholders of record at the close of business on November 22, 2021 (the “Record Date”) are entitled to notice of, and to vote on, the proposals described in this Proxy Statement at the Annual Meeting. At the close of business on the Record Date, 15,869,395 shares of our common stock were issued and outstanding.
Holders of CDIs as at the Record Date are entitled to notice of and to attend the meeting, and may also instruct CHESS Depositary Nominees Pty Ltd (“CDN”) to vote the shares underlying their CDIs by following the instructions on the CDI Voting Instruction Form. CDN will vote the applicable shares on behalf of each applicable CDI holder at the Annual Meeting, in accordance with the instructions received via the CDI Voting Instruction Form.
CDI holders should also read references in the Proxy Statement to “beneficial owner” as CDI holders will be treated as beneficial holders.

What Is the Difference between Holding Shares of Common Stock as a Registered Stockholder and as a Beneficial Owner?
Registered Stockholder: Shares of Common Stock Registered in Your Name
If your shares of common stock are registered directly in your name with our transfer agent, Computershare Limited, you are considered to be, with respect to those shares of common stock, the registered stockholder, and these proxy materials are being sent directly to you by us.
Beneficial Owner: Shares of Common Stock Registered in the Name of a Broker, Fiduciary or Custodian
If your shares of common stock are held by a broker, fiduciary or custodian, you are considered the beneficial owner of shares of common stock held in “street name,” and these proxy materials are being forwarded to you from that broker, fiduciary or custodian.
How Can I Participate in the Virtual Annual Meeting?
Stockholders of record as of the close of business on the record date are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote, ask questions and view the list of registered stockholders as of the record date during the meeting, stockholders of record should go to the meeting website at www.virtualshareholdermeeting.com/PLL2022, enter the 16-digit control number found on your proxy card or Notice and follow the instructions on the website. If your shares are held in street name and your voting instruction form or Notice indicates that you may vote those shares through www.proxyvote.com, then you may access, participate in and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting.
We will endeavor to answer as many stockholder-submitted questions as time permits that comply with the Annual Meeting rules of conduct. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.
The meeting webcast will begin promptly at 11 a.m. Eastern Time. Online check-in will begin approximately 15 minutes before then, and we encourage you to allow ample time for check-in procedures. If you experience technical difficulties during the check-in process or during the meeting, please call the number listed on the meeting website for technical support. Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our meeting rules of conduct, which stockholders can view during the meeting at the meeting website. Regardless of whether you plan to participate in the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Accordingly, we encourage you to vote in advance of the Annual Meeting.
What Am I Voting on?
The proposals to be voted on at the Annual Meeting are as follows:
(1)	Election of the two director nominees named in this Proxy Statement to serve until the 2024 Annual Meeting of Stockholders or until their successors are duly elected and qualified (“Proposal 1”);
(2)	Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending June 30, 2022 (“Proposal 2”);
(3)
That for the purposes of ASX Listing Rule 10.14 and for all other purposes, stockholders approve the issuance of 10,786 stock options to Mr. Keith Phillips and/or his nominee under the Company’s Stock Plan (“Proposal 3”);

(4)
That for the purposes of ASX Listing Rule 10.14 and for all other purposes, stockholders approve the issuance of 5,344 restricted stock units to Mr. Keith Phillips and/or his nominee under the Company’s Stock Plan (“Proposal 4”);

(5)
That for the purposes of ASX Listing Rule 10.14 and for all other purposes, stockholders approve the issuance of 1,796 restricted stock units to Mr. Jeff Armstrong and/or his nominee under the Company’s Stock Plan (“Proposal 5”);

(6)
That for the purposes of ASX Listing Rule 10.14 and for all other purposes, stockholders approve the issuance of 1,197 restricted stock units to Mr. Jorge Beristain and/or his nominee under the Company’s Stock Plan (“Proposal 6”);

(7)
That for the purposes of ASX Listing Rule 10.14 and for all other purposes, stockholders approve the issuance of 1,197 restricted stock units to Mr. Todd Hannigan and/or his nominee under the Company’s Stock Plan (“Proposal 7”);

(8)
That for the purposes of ASX Listing Rule 10.14 and for all other purposes, stockholders approve the issuance of 1,197 restricted stock units to Mr. Claude Demby and/or his nominee under the Company’s Stock Plan (“Proposal 8”); and

(9)
That for the purposes of ASX Listing Rule 10.14 and for all other purposes, stockholders approve the issuance of 1,197 restricted stock units to Ms. Susan Jones and/or her nominee under the Company’s Stock Plan (“Proposal 9”).

Are Any Stockholders Excluded From Voting?
The Company will disregard any votes cast in favor of Proposals 3 to 9 by or on behalf of a person referred to in ASX Listing Rule 10.14.1, 10.14.2 or 10.14.3 who is eligible to participate in the Stock Plan or an associate of that person (or those persons).
However, this does not apply to a vote cast in favor of the proposal by:
(a)	a person as proxy or attorney for a person who is entitled to vote on the proposal, in accordance with directions given to the proxy or attorney to vote on the proposal that way; or
(b)
the Chairman of the Meeting as proxy or attorney for a person who is entitled to vote on the proposal, in accordance with a direction given to the Chairman to vote on the proposal as the Chairman decides; or

(c)	a holder acting solely in a nominee, trustee, custodial or other fiduciary capacity on behalf of a beneficiary provided the following conditions are met:
(i)	the beneficiary provides written confirmation to the holder that the beneficiary is not excluded from voting, and is not an associate of a person excluded from voting, on the proposal; and
(ii)	the holder votes on the proposal in accordance with directions given by the beneficiary to the holder to vote in that way.
How Does the Board Recommend That I Vote?
The Board recommends that you vote your shares of common stock “FOR” Proposals 1 to 9.
What If Another Matter Is Properly Brought before the Annual Meeting?
As of the date of filing this Proxy Statement, the Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named as proxies in the proxy card to vote on such matters in accordance with their best judgment.
How Many Votes Do I Have?
Each share of common stock is entitled to one vote on each proposal to be voted on at the Annual Meeting.
What Does It Mean If I Receive More Than One Set of Proxy Materials?
If you receive more than one set of proxy materials, your shares of common stock may be registered in more than one name or held in different accounts. Please cast your vote with respect to each set of proxy materials that you receive to ensure that all of your shares of common stock are voted.

How Do I Vote?
Registered Stockholder: Shares of Common Stock Registered in Your Name
If you are the registered stockholder, you may vote your shares online during the virtual Annual Meeting (see “How Can I Participate in the Virtual Annual Meeting?” above) or by proxy in advance of the Annual Meeting by Internet (at www.proxyvote.com) or, if you requested paper copies of the proxy materials, by completing and mailing a proxy card or by telephone (at 800-690-6903). Even if you plan to attend the Annual Meeting, we recommend that you also submit your vote in advance so that your vote will be counted if you later decide not to, or are unable to, virtually attend the Annual Meeting.
Beneficial Owner: Shares of Common Stock Registered in the Name of a Broker, Fiduciary or Custodian
If you are the beneficial owner, you may vote your shares online during the virtual Annual Meeting (see “How Can I Participate in the Virtual Annual Meeting?” above) or you may direct your broker, fiduciary or custodian how to vote in advance of the Annual Meeting by following the instructions they provide.
How Do I Vote If I Hold CDIs?
If you are a CDI holder and you intend to vote, you must take one of the following actions in order to vote at the Annual Meeting:
(1)	Instruct CDN to vote the shares underlying your CDIs pursuant to your instructions in the CDI Voting Instruction Form;
(2)
Inform the Company that you wish to nominate yourself or another person to be appointed as CDN’s proxy with respect to the shares underlying your CDIs for the purposes of voting at the Annual Meeting by completing the CDI Voting Instruction Form; or

(3)
Convert your CDIs into shares and voting these at the Annual Meeting. The conversion must be done prior to the Record Date. Please contact Computershare Investor Services Pty Ltd for further information in relation to the conversion process.

What Happens If I Do Not Vote?
Registered Stockholder: Shares of Common Stock Registered in Your Name
If you are the registered stockholder and do not vote by attending the Annual Meeting virtually, vote by proxy using the enclosed proxy card or vote by proxy via telephone or the Internet, your shares of common stock will not be voted at the Annual Meeting and will not be counted toward the quorum requirement.
Beneficial Owner: Shares of Common Stock Registered in the Name of a Broker, Fiduciary or Custodian
If you are the beneficial owner and do not direct your broker, fiduciary or custodian how to vote your shares of common stock, your broker, fiduciary or custodian will only be able to vote your shares with respect to proposals considered to be “routine.” Your broker, fiduciary or custodian is not entitled to vote your shares with respect to “nonroutine” proposals, which we refer to as a “broker non-vote.”
What If I Sign and Return a Proxy Card or Otherwise Vote but Do Not Indicate Specific Choices?
Registered Stockholder: Shares of Common Stock Registered in Your Name
The shares of common stock represented by each signed and returned proxy will be voted at the Annual Meeting by the persons named as proxies in the proxy card in accordance with the instructions indicated on the proxy card. However, if you are the registered stockholder and sign and return your proxy card without giving specific instructions, the persons named as proxies in the proxy card will vote your shares in accordance with the recommendations of the Board. Your shares will be counted toward the quorum requirement.
Beneficial Owner: Shares of Common Stock Registered in the Name of a Broker, Fiduciary or Custodian
If you are the beneficial owner and sign and return your voting instruction form without giving specific instructions, your broker, fiduciary or custodian will only be able to vote your shares with respect to proposals considered to be “routine.” Your broker, fiduciary or custodian is not entitled to vote your shares of common stock with respect to “nonroutine” proposals, resulting in a broker non-vote with respect to such proposals.

Can I Change My Vote after I Submit My Proxy?
Registered Stockholder: Shares of Common Stock Registered in Your Name
If you are the registered stockholder, you may revoke your proxy at any time before the final vote at the Annual Meeting in any one of the following ways:
(1)	You may complete and submit a new proxy card, but it must bear a later date than the original proxy card;
(2)	You may submit new proxy instructions via telephone or the Internet; or
(3)	You may vote by attending the Annual Meeting virtually. However, your virtual attendance at the Annual Meeting will not, by itself, revoke your proxy.
Your last submitted vote is the one that will be counted.
Beneficial Owner: Shares of Common Stock Registered in the Name of a Broker, Fiduciary or Custodian
If you are the beneficial owner, you must follow the instructions you receive from your broker, fiduciary or custodian with respect to changing your vote.
What Is the Quorum Requirement?
The holders of a majority of the shares of common stock outstanding and entitled to vote at the Annual Meeting must be present at the Annual Meeting, either virtually or represented by proxy, to constitute a quorum. A quorum is required to transact business at the Annual Meeting.
Your shares will be counted toward the quorum only if you submit a valid proxy (or a valid proxy is submitted on your behalf by your broker, fiduciary or custodian) or if you attend the Annual Meeting virtually and vote. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, the chairman of the Annual Meeting or the holders of a majority of shares of common stock virtually present at the Annual Meeting, either personally or by proxy, may adjourn the Annual Meeting to another time or date.
How Many Votes Are Required to Approve Each Proposal and How Are Votes Counted?
Votes will be counted by Broadridge Financial Solutions, the Inspector of Elections appointed for the Annual Meeting.
Proposal 1: Election of Directors
A nominee will be elected as a director at the Annual Meeting if the nominee receives a plurality of the votes cast “FOR” his or her election. “Plurality” means that the individuals who receive the largest number of votes cast “FOR” are elected as directors. Broker non-votes and votes that are withheld will not be counted as votes cast on the matter and have no effect on the outcome of the election. We do not have cumulative voting rights for the election of directors.
ASX Listing Rule 14.2.1 Waiver
Under ASX Listing Rule 14.2.1, a proxy form must allow stockholders to vote for a resolution, against a resolution or to abstain from voting on a resolution. However, ASX granted the Company a waiver from ASX Listing Rule 14.2.1 to the extent necessary to permit the Company not to provide in its proxy form an option for Stockholders or holders of CDIs to vote against a resolution to elect a director. The terms of the waiver are that (i) the Company complies with the relevant Delaware laws as to the content of the proxy forms applicable to resolutions for the election or re-election of directors; (ii) the notice given by the Company to Stockholders and CDI holders under ASX Settlement Operating Rule 13.8.9 makes it clear that security holders are only able to vote for the resolutions or abstain from voting, and the reasons why this is the case; (iii) the terms of the waiver are set out in the management proxy circular provided to all holders of CDIs; and (iv) the waiver from ASX Listing Rule 14.2.1 only applies for so long as the relevant Delaware laws prevent the Company from permitting security holders to vote against a resolution to elect a director.

Proposal 2: Ratification of Independent Auditor Selection
The affirmative vote of a majority of shares of common stock present or represented at the Annual Meeting is required for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending June 30, 2022. Abstentions have the same effect as a vote “AGAINST” the matter. Proposal 2 is expected to be considered a routine voting matter on which brokers have discretion to vote uninstructed shares.
Proposal 3: Issuance of Stock Options
The affirmative vote of a majority of shares of common stock present or represented at the Annual Meeting is required for the issuance of stock options to Mr. Keith Phillips. Abstentions have the same effect as a vote “AGAINST” the matter.
Proposals 4-9: Issuance of Restricted Stock Units
The affirmative vote of a majority of shares of common stock present or represented at the Annual Meeting is required for the issuance of restricted stock units to the directors of the Company. Abstentions have the same effect as a vote “AGAINST” the matter.
Who Is Paying for This Proxy Solicitation?
We will pay the costs associated with the solicitation of proxies, including the preparation, assembly, printing and mailing of the proxy materials. We may also reimburse brokers, fiduciaries or custodians for the cost of forwarding proxy materials to beneficial owners of shares of common stock held in “street name.”
Our employees, officers and directors may solicit proxies in person or via telephone or the Internet. We will not pay additional compensation for any of these services.
How Can I Find Out the Voting Results?
We expect to announce preliminary voting results at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

PROPOSAL 1: ELECTION OF DIRECTORS
At the Annual Meeting, the stockholders will vote to elect the two director nominees named in this Proxy Statement to serve until the 2024 Annual Meeting of Stockholders or until their successors are duly elected and qualified. Our Board has unanimously nominated each of Messrs. Keith Phillips and Todd Hannigan for election to our Board. The director nominees have indicated that they are willing and able to serve as directors. However, if any of the director nominees becomes unable or, for good cause, unwilling to serve, proxies may be voted for the election of such other person as shall be designated by our Board, or the Board may decrease the size of the Board.
As indicated in the Proxy Statement, ASX has granted a waiver from Listing Rule 14.2.1 to permit the Company not to provide an option for stockholders and CDI holders to vote against an item to elect a Director. Stockholders and CDI holders may vote “For” or “Withhold” on Proposal 1.
Information Regarding Director Nominees and Continuing Directors
Biographical and other information regarding our director nominees and directors continuing in office, including the primary skills and experience considered by our Nominating and Corporate Governance Committee in determining to recommend them as nominees, is set forth below.
Name	Class	Age (as of November 30)	Position
Keith Phillips	I	61	President and Chief Executive Officer
Jeff Armstrong(2)	III	56	Chairman of the Board
Jorge Beristain(1)(3)	II	52	Director
Claude Demby(1)(3)	II	57	Director
Todd Hannigan(1)(2)	I	49	Director
Susan Jones(2)(3)	III	52	Director
(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating and Corporate Governance Committee
Class I Director Nominees
Keith Phillips. Mr. Phillips has served as our President and Chief Executive Officer since July 2017 and as a member of our Board since May 2021. He also served as the Chief Executive Officer and a member of the board of our predecessor company prior to the Redomiciliation. Mr. Phillips joined the Company after a 30-year career on Wall Street during which time he worked on strategic and financing transactions representing over $100 billion in aggregate value. He served, most recently, as Senior Advisor with merchant banker Maxit Capital LP, from September 2015 to June 2017. Prior to Maxit Capital, he led the mining investment banking teams for Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear Stearns Companies, Inc., JPMorgan Chase & Co. and Dahlman Rose & Co., LLC. Mr. Phillips received an M.B.A. from the University of Chicago and a B. Comm. from the Laurentian University in Canada.
We believe Mr. Phillips is qualified to serve on our Board because of his extensive experience with mining companies, including many established global leaders, and his particular expertise in advising exploration and development-stage companies in achieving their strategic objectives, with a particular focus on obtaining relevance in the U.S. capital markets.
Todd Hannigan. Mr. Hannigan has served as a member of our Board since May 2021. He also served as a member of the board of our predecessor company prior to the Redomiciliation. He has over 25 years of global experience in natural resources as a company founder, chief executive officer, private capital investor and non-executive director. In these lead roles, Mr. Hannigan has helped build a range of valuable companies in the private and public markets. Most recently, he served as a non-executive director of GB Energy. Mr. Hannigan currently serves as Executive Chairman of Hyperion Metals Limited (ASX: HYM), a company that develops zero carbon, critical mineral and metal supply chains in the U.S., a role he has held since May 2021. Mr. Hannigan received an M.B.A. from INSEAD and a B. Eng. in Mining from the University of Queensland.

We believe Mr. Hannigan is qualified to serve on our Board because of his experience in the natural resources industry as well as his experience leading public and private companies.
Class II Directors Continuing in Office
Jorge Beristain. Mr. Beristain has served as a member of our Board since May 2021. He also served as a member of the board of our predecessor company prior to the Redomiciliation. He has served as the Chief Financial Officer of Central Steel & Wire Co., a wholly owned subsidiary of Ryerson Holding Corporation (NYSE: RYI), since July 2019. CS&W is a leading metals distributor and fabricator with service centers in Chicago, Cincinnati and Greensboro. RYI is North America’s second largest service center with approximately 100 locations in the U.S., Canada and Mexico, supplying carbon and stainless steel, aluminum, red metals and semi-fabricated products to the machinery, transport, consumer durables, food processing, construction and energy sectors. From June 2000 to November 2017, Mr. Beristain served as Managing Director and Head of Deutsche Bank AG’s Americas Metals & Mining equity research, where he was consistently ranked by institutional investors as one of the top analysts in the U.S. During his over 20-year career on Wall Street, Mr. Beristain has lived and worked in the U.S., Latin America and Canada and has visited hundreds of industrial companies worldwide. Mr. Beristain received a B. Comm. from the University of Alberta and is a C.F.A.
We believe Mr. Beristain is qualified to serve on our Board because of his extensive international finance and public equity background and experience in the valuation of mining, metals and chemical operations and downstream manufactured metal uses.
Claude Demby. Mr. Demby has served as a member of our Board since June 2021. He has served as President of Cree LED, a Smart Global Holdings, Inc. company (Nasdaq: SGH), since 2021. Prior to SGH acquiring Cree LED from WolfSpeed (Nasdaq: WOLF), Mr. Demby held various positions, including Senior Vice President and General Manager of the Cree LED business and Senior Vice President of Corporate Development. Mr. Demby served as Chief Executive Officer and Director of the Noël Group, LLC, a global manufacturer of synthetic foam materials, from 2008 to 2014 prior to joining WolfSpeed and after serving on the Noël Group Board starting in 2001. From 2001 to 2008, Mr. Demby was President and Chief Operating Officer of L&L Products Inc., a global manufacturer of NVH and structural devices for the automotive and aerospace sectors. Mr. Demby began his career in engineering roles with Procter & Gamble Company and GE Plastics focused on the chemical processing and manufacture of consumer and industrial products. He has served as Chair of the Governance and Nominating Committee on the board of Brown Capital Management Mutual Fund Trust, a mutual fund, since 2016 and on the board of Eos Energy Enterprises, an energy storage company, since 2021. He previously served on the board of the Federal Reserve Bank of Richmond - Charlotte branch from 2012 to 2017, including time as Chairman. Mr. Demby has a strong record of community service through his founding and running of Valour Academy Schools, Inc., in Raleigh, North Carolina, and serving as an advisory board member of Duke Raleigh Hospital. Mr. Demby received an M.B.A. from the Rensselaer Polytechnic Institute and a B.S. in Chemical Engineering from the University of Delaware.
We believe Mr. Demby is qualified to serve on our Board because of his extensive executive and operational leadership experience in growing businesses internationally and his exceptional governance experience.
Class III Directors Continuing in Office
Jeff Armstrong. Mr. Armstrong has served as Chairman of our Board since May 2021. He also served as Chairman of the board of our predecessor company prior to the Redomiciliation. He has served as Chief Executive Officer and Chief Financial Officer of North Inlet Advisors, a FINRA-regulated entity, since 2009. North Inlet provides investment banking services to middle market companies in the industrial, consumer, business services and agriculture space. Mr. Armstrong has served on the boards of private companies in the chemical, solar, healthcare device and direct to consumer sectors. Prior to 2009, Mr. Armstrong served as Head of Mergers and Acquisitions, Private Equity Coverage and Leveraged Capital at what is now Wells Fargo’s Investment Bank. Mr. Armstrong also worked as an investment banker in the late 1980’s and 1990’s for Citigroup and for Morgan Stanley. Mr. Armstrong resides in Charlotte, North Carolina and is actively engaged in the community. He received an M.B.A. from the Darden School of Business, a B.S. from the McIntire School of Commerce and is a Chartered Financial Analyst.
We believe Mr. Armstrong is qualified to serve on our Board because of his extensive financial experience.

Susan Jones. Ms. Jones has served as a member of our Board since June 2021. Ms. Jones spent 15 years of her career at Nutrien Ltd. (NYSE: NTR), a multibillion-dollar global mining and agricultural enterprise. Her most recent role prior to retirement in October 2019 was serving as Executive Vice President and Chief Executive Officer of Potash, the world’s largest underground soft-rock miner. Over the course of her career, Ms. Jones has served in roles ranging from Executive Vice President and Senior Vice President, Phosphate Business Unit, Chief Legal Officer, Business Development and Strategy, Managing Director of European Operations and several other critical leadership positions. Ms. Jones has served on the board of TC Energy Corporation (NYSE: TRP), a $50 billion market cap energy infrastructure company, since May 2020 and Arc Resources Ltd. (OTCMKTS: AETUF), an oil and gas company and its predecessor company, since May 2020. Ms. Jones previously advised the boards of both Agrium Inc. and Nutrien, as an executive, and also previously served on the boards of Gibson Energy Inc. (OTCMKTS: GBNXF) and Canpotex Limited. Ms. Jones received a L.L.B. from the University of Ottawa (Canada) and a B.A. in Political Science and Hispanic Studies from the University of Victoria (Canada). She also earned a Leadership Diploma from the University of Oxford and holds a Director Certificate from Harvard University.
We believe Ms. Jones is qualified to serve on the Board given her extensive mining, chemicals, supply chain and sales experience as well as her legal and board governance background.
Board Recommendation
The Board recommends a vote “FOR” the election of each of the Class I director nominees set forth above.

PROPOSAL 2: RATIFICATION OF AUDITOR SELECTION
Our Audit Committee has selected Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the year ending June 30, 2022. In this Proposal 2, we are asking stockholders to vote to ratify this selection. Representatives of Deloitte are expected to be present at the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from stockholders.
Stockholder ratification of the selection of Deloitte as the Company’s independent registered public accounting firm is not required by law or our amended and restated bylaws. However, we are seeking stockholder ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the committee will reconsider its selection. Even if the selection is ratified, the committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
Deloitte has served as our independent registered public accounting firm for fiscal year 2021, beginning June 9, 2021. Deloitte Touche Tohmatsu served as our independent registered public accounting firm for fiscal year 2020 and for fiscal year 2021 until June 9, 2021. The following table summarizes the fees for professional services rendered by Deloitte for fiscal year 2021 and by Deloitte Touche Tohmatsu for fiscal years 2021 and 2020. All services associated with such fees were pre-approved by the Board prior to our listing on Nasdaq and by the Audit Committee, in accordance with the “Pre-Approval Policies and Procedures” described below, after our listing on Nasdaq.
	Fiscal 2021		Fiscal 2020
Fee Category	Deloitte	Deloitte Touche Tohmatsu	Deloitte Touche Tohmatsu
Audit Fees(1)	$100,000	$426,627	$222,738
Audit-Related Fees	—	—	—
Tax Fees	—	—	—
All Other Fees	—	—	—
Total Fees	$100,000	$426,627	$222,738
(1)	Total fees billed by Deloitte for professional services for the audit of our consolidated financial statements for the years ended June 30, 2021 and 2020.
Pre-Approval Policies and Procedures
Our Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. Pre-approval of an audit or non-audit service may be given as a general pre-approval, as part of the Audit Committee’s approval of the scope of the engagement of our independent registered public accounting firm, or on an individual basis. Any proposed services exceeding general pre-approved levels also requires specific pre-approval by our Audit Committee.
Recent Changes in Independent Registered Public Accounting Firm
Dismissal of Deloitte Touche Tohmatsu
As previously reported on the Current Report on Form 8-K filed with the SEC on June 9, 2021, in connection with the Redomiciliation, the Audit Committee on June 9, 2021 dismissed Deloitte Touche Tohmatsu as the Company’s independent registered public accounting firm, effective as of that date. Deloitte Touche Tohmatsu’s audit report on the Company’s consolidated financial statements as of and for the years ended June 30, 2020 and 2019 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the two fiscal years ended June 30, 2020 and the subsequent interim period through June 9, 2021, there were no (i) disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (“Regulation S-K”), and the related instructions thereto, with Deloitte Touche Tohmatsu on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte Touche Tohmatsu, would have caused Deloitte

Touche Tohmatsu to make reference to the subject matter of the disagreements in connection with its reports; or (ii) reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto.
Appointment of Deloitte & Touche LLP
The Audit Committee, on and effective as of June 9, 2021, appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2021. During the Company’s two most recent fiscal years ended June 30, 2020 and 2019, and the subsequent interim period through June 9, 2021, neither the Company nor anyone acting on its behalf consulted with Deloitte regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.
Report of the Audit Committee
The Audit Committee has reviewed and discussed the audited financial statements for the year ended June 30, 2021 with the Company’s management and with Deloitte, the Company’s independent registered public accounting firm. The Audit Committee has discussed with Deloitte the matters required to be discussed by the applicable standards of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from Deloitte pursuant to applicable PCAOB requirements regarding its communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Deloitte its independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2021 for filing with the SEC.
This report is provided by the following directors, who serve on the Audit Committee:
Jorge Beristain (Chair)
Claude Demby
Todd Hannigan
Board Recommendation
The Board recommends a vote “FOR” the ratification of the selection of Deloitte to serve as our independent auditor.

PROPOSAL 3: APPROVAL TO ISSUE STOCK OPTIONS TO MR. KEITH PHILLIPS
Proposal 3 seeks stockholder approval in accordance with ASX Listing Rule 10.14 for the grant of 10,786 stock options to Mr. Keith Phillips, as a director under the Company’s Stock Plan.
The Board considers that this grant of stock options to Mr. Keith Phillips would be a cost effective and efficient reward for the Company to make to appropriately incentivize his continued performance, and is consistent with the strategic goals and targets of the Company.
Refer to Schedule 1 for a summary of the terms and conditions of the Stock Plan.
The stock options will be issued to Mr. Keith Phillips with an exercise price of $65.00 and an expiry date of May 19, 2031.
ASX Listing Rule 10.14
ASX Listing Rule 10.14 provides that a listed company must not permit any of the following persons to acquire equity securities under an employee incentive scheme:
(1)	a director of the company;
(2)	an associate of a director of the company; or
(3)
a person whose relationship with the company or a person referred to in ASX Listing Rule 10.14.1 or 10.14.2 is such that, in ASX’s opinion, the acquisition should be approved by its shareholders, unless it obtains the approval of its shareholders.

The issuance of stock options to Mr. Keith Phillips falls within 10.14.1 above and therefore requires the approval of stockholders under ASX Listing Rule 10.14.
If Proposal 3 is passed, the Company will be able to proceed with the issuance of stock options to Mr. Keith Phillips. Approval pursuant to ASX Listing Rule 7.1 will not be required as approval is being obtained under ASX Listing Rule 10.14 (Exception 14 under ASX Listing Rule 7.1). Accordingly, the issuance of stock options will not be included in the Company’s 15% limit on issuing equity securities without Stockholder approval under ASX Listing Rule 7.1.
If Proposal 3 is not passed, the Company will not be able to proceed with the issuance of stock options to Mr. Keith Phillips and the Company will need to find alternative measures to appropriately incentivize his performance.
Specific information required by ASX Listing Rule 10.15
The following information is provided as required by ASX Listing Rule 10.15:
(1)	The stock options will be granted to Mr. Keith Phillips and/or his nominee.
(2)	Mr. Keith Phillips falls within ASX Listing Rule 10.14.1 – Mr. Keith Phillips is a related party of the Company because he is a Director.
(3)	The maximum number of stock options that may be issued to Mr. Keith Phillips and/or his nominee is 10,786.
(4)	Details of the current remuneration packages for Mr. Keith Phillips (not including the stock options to be issued under Proposal 3 and the RSUs under Proposal 4) include:
Director	Salary ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Keith Phillips	281,250	327,640	523,266	172,500	63,511	1,368,167
(5)	There have not been any securities issued under the Stock Plan to Mr. Keith Phillips.

(6)	The material terms of the stock options are:
a.	the stock options have an exercise price of $65.00 and an expiry date that is 10 years from the date of grant; and
b.	a summary of the stock option terms and conditions are set out in Schedule 2.
(7)	The Company proposes to issue the stock options to Mr. Keith Phillips (and/or his nominees) as part of his incentive arrangements.
(8)
Assuming all of the stock options are exercised, the stock options have a value of $300,068.00, based on a stock price of $65.00. The table below shows the value of the stock options under different vesting scenarios:

No. of stock options vested	25%	50%	75%	100%
Value of stock options ($)	$75,017.00	$150,034.00	$225,051.00	$300,068.00
(9)
The Company will issue the stock options to Mr. Keith Phillips (and/or his nominees) as soon as reasonably practicable after the Annual Meeting, and in any event within three years after the Annual Meeting.

(10)	The stock options will be granted for nil cash consideration, accordingly, no funds will be raised.
(11)
The Company has established the Stock Plan, which may be inspected at the registered office of the Company during normal business hours. A summary of the terms of the Stock Plan is set out in Schedule 1.

(12)	No loan is made in relation to the issuance of the stock options to Mr. Keith Phillips (and/or his nominees).
(13)
Details of any securities issued under the Stock Plan will be published in each annual report relating to a period in which securities have been issued under the Stock Plan, with a statement that approval for the issuance of the securities was obtained under ASX Listing Rule 10.14.

(14)
Any additional persons (to whom ASX Listing Rule 10.14 applies) who become entitled to participate in the Stock Plan after approval of Proposal 3 and who are not named in this Proxy Statement, will not participate until approval is obtained under ASX Listing Rule 10.14.

(15)	A voting exclusion statement in relation to Proposal 3 is included in the Proxy Statement.
Board Recommendation
The Board (excluding Mr. Keith Phillips) recommends a vote “FOR” the proposal to grant 10,786 stock options to Mr. Keith Phillips.

PROPOSALS 4-9: APPROVAL TO ISSUE RESTRICTED STOCK UNITS TO DIRECTORS
Proposals 4-9 seek stockholder approval in accordance with ASX Listing Rule 10.14 for the grant of restricted stock units (“RSUs”) to the directors of the Company under the Company’s Stock Plan. The Company is proposing to issue up to:
(1)	5,344 RSUs to Mr. Keith Phillips and/or his nominee (Proposal 4);
(2)	1,796 RSUs to Mr. Jeff Armstrong and/or his nominee (Proposal 5);
(3)	1,197 RSUs to Mr. Jorge Beristain and/or his nominee (Proposal 6);
(4)	1,197 RSUs to Mr. Todd Hannigan and/or his nominee (Proposal 7);
(5)	1,197 RSUs to Mr. Claude Demby and/or his nominee (Proposal 8); and
(6)	1,197 RSUs to Ms. Susan Jones and/or her nominee (Proposal 9).
The Board considers that the grant of RSUs would be a cost effective and efficient reward for the Company to make to appropriately incentivize their continued performance, and is consistent with the strategic goals and targets of the Company.
Refer to Schedule 1 for a summary of the terms and conditions of the Stock Plan.
The RSUs will be issued to the directors as follows, subject to continued employment through the vesting dates:
Tranche	Number of RSUs	Vesting Date
1	One-third of RSUs granted	December 31, 2021
2	One-third of RSUs granted	December 31, 2022
3	One-third of RSUs granted	December 31, 2023
ASX Listing Rule 10.14
ASX Listing Rule 10.14 provides that a listed company must not permit any of the following persons to acquire equity securities under an employee incentive scheme:
(1)	a director of the company;
(2)	an associate of a director of the company; or;
(3)
a person whose relationship with the company or a person referred to in ASX Listing Rule 10.14.1 or 10.14.2 is such that, in ASX’s opinion, the acquisition should be approved by its shareholders, unless it obtains the approval of its shareholders.

The issuance of RSUs to Messrs. Keith Phillips, Jeff Armstrong, Jorge Beristain, Todd Hannigan, Claude Demby and Ms. Susan Jones falls within 10.14.1 above and therefore requires the approval of the stockholders under ASX Listing Rule 10.14.
If Proposals 4-9 are passed, the Company will be able to proceed with the issuance of RSUs to Messrs. Keith Phillips, Jeff Armstrong, Jorge Beristain, Todd Hannigan, Claude Demby and Ms. Susan Jones (respectively). Approval pursuant to ASX Listing Rule 7.1 will not be required as approval is being obtained under ASX Listing Rule 10.14 (Exception 14 under ASX Listing Rule 7.1). Accordingly, the issuance of RSUs will not be included in the Company’s 15% limit on issuing equity securities without stockholder approval under ASX Listing Rule 7.1.
If Proposals 4-9 are not passed, the Company will not be able to proceed with the issuance of RSUs to Messrs. Keith Phillips, Jeff Armstrong, Jorge Beristain, Todd Hannigan, Claude Demby and Ms. Susan Jones (respectively) and the Company will need to find alternative measures to appropriately incentivize their performance.

Specific information required by ASX Listing Rule 10.15
The following information is provided as required by ASX Listing Rule 10.15:
(1)	The RSUs will be granted to:
a.	Mr. Keith Phillips and/or his nominee (Proposal 4);
b.	Mr. Jeff Armstrong and/or his nominee (Proposal 5);
c.	Mr. Jorge Beristain and/or his nominee (Proposal 6);
d.	Mr. Todd Hannigan and/or his nominee (Proposal 7);
e.	Mr. Claude Demby and/or his nominee (Proposal 8); and
f.	Ms. Susan Jones and/or her nominee (Proposal 9).
(2)
Messrs. Keith Phillips, Jeff Armstrong, Jorge Beristain, Todd Hannigan, Claude Demby and Ms. Susan Jones fall within ASX Listing Rule 10.14.1 – Messrs. Keith Phillips, Jeff Armstrong, Jorge Beristain, Todd Hannigan, Claude Demby and Ms. Susan Jones are related parties of the Company because they are Directors.

(3)	The maximum number of RSUs that may be issued to:
a.	Mr. Keith Phillips and/or his nominee is 5,344;
b.	Mr. Jeff Armstrong and/or his nominee is 1,796;
c.	Mr. Jorge Beristain and/or his nominee is 1,197;
d.	Mr. Todd Hannigan and/or his nominee is 1,197;
e.	Mr. Claude Demby and/or his nominee is 1,197; and
f.	Ms. Susan Jones and/or her nominee is 1,197.
(4)	Details of the current remuneration packages for each of the directors (not including the stock options to be issued under Proposal 3 and the RSUs under Proposal 4) include:
Director	Salary ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Keith Phillips	281,250	327,640	523,266	172,500	63,511	1,368,167
Jeff Armstrong	30,000	105,000	Nil	Nil	Nil	135,000
Jorge Beristain	40,000	Nil	Nil	Nil	Nil	40,000
Todd Hannigan	30,000	Nil	Nil	Nil	Nil	30,000
Claude Demby	67,500	Nil	Nil	Nil	Nil	67,500
Susan Jones	60,000	Nil	Nil	Nil	Nil	60,000
(5)	There have not been any securities issued under the Stock Plan to Messrs. Keith Phillips, Jeff Armstrong, Jorge Beristain, Todd Hannigan, Claude Demby and Ms. Susan Jones.
(6)	The material terms of the RSUs are:
a.	one-third of the RSUs shall vest on December 31, 2021, December 31, 2022 and December 31, 2023; and
b.	a summary of the RSU terms and conditions are set out in Schedule 3.
(7)
The Company proposes to issue the RSUs to Messrs. Keith Phillips, Jeff Armstrong, Jorge Beristain, Todd Hannigan, Claude Demby and Ms. Susan Jones (and/or their nominees) as part of their incentive arrangements.

(8)	Based on a stock price of $62.61 (closing price on Nasdaq on October 27, 2021), the table below shows the value of the RSUs under different vesting scenarios:
Director	1/3 vest	2/3 vest	3/3 vest	Total
Keith Phillips	$111,529	$111,529	$111,529	$334,588
Jeff Armstrong	$37,483	$37,483	$37,483	$112,448
Jorge Beristain	$24,981	$24,981	$24,981	$74,944
Todd Hannigan	$24,981	$24,981	$24,981	$74,944
Claude Demby	$24,981	$23,166	$23,166	$69,497
Susan Jones	$24,981	$23,166	$23,166	$69,497
(9)
The Company will issue the RSUs to Messrs. Keith Phillips, Jeff Armstrong, Jorge Beristain, Todd Hannigan, Claude Demby and Ms. Susan Jones (and/or their nominees) as soon as reasonably practicable after the Annual Meeting, and in any event within three years after the Annual Meeting.

(10)	The RSUs will be granted for nil cash consideration, accordingly, no funds will be raised.
(11)
The Company has established the Stock Plan, which may be inspected at the registered office of the Company during normal business hours. A summary of the terms of the Stock Plan is set out in Schedule 1.

(12)	No loan is made in relation to the issuance of the RSUs to Messrs. Keith Phillips, Jeff Armstrong, Jorge Beristain, Todd Hannigan, Claude Demby and Ms. Susan Jones (and/or their nominees).
(13)
Details of any securities issued under the Stock Plan will be published in each annual report relating to a period in which securities have been issued under the Stock Plan, with a statement that approval for the issuance of the securities was obtained under ASX Listing Rule 10.14.

(14)
Any additional persons (to whom ASX Listing Rule 10.14 applies) who become entitled to participate in the Stock Plan after approval of Proposals 4-9 and who are not named in this Proxy Statement, will not participate until approval is obtained under ASX Listing Rule 10.14.

(15)	A voting exclusion statement in relation to Proposals 4-9 is included in the Proxy Statement.
Board Recommendation
The Board (excluding Mr. Keith Phillips) recommends a vote “FOR” Proposal 4.
The Board (excluding Mr. Jeff Armstrong) recommends a vote “FOR” Proposal 5.
The Board (excluding Mr. Jorge Beristain) recommends a vote “FOR” Proposal 6.
The Board (excluding Mr. Todd Hannigan) recommends a vote “FOR” Proposal 7.
The Board (excluding Mr. Claude Demby) recommends a vote “FOR” Proposal 8.
The Board (excluding Ms. Susan Jones) recommends a vote “FOR” Proposal 9.

CORPORATE GOVERNANCE
Our business affairs are managed under the direction of our Board. Our Board has adopted a set of Corporate Governance Guidelines as a framework for the governance of the Company, which is posted on our website located at piedmontlithium.com/about/, under “Governance.”
Board Composition
Director Nomination Process
The Nominating and Corporate Governance Committee is responsible for, among other things, overseeing succession planning for directors and ensuring that we have a qualified board to oversee management’s execution of the Company’s strategy and safeguard the long-term interests of stockholders. In this regard, the committee is charged with developing and recommending Board membership criteria to the Board for approval, evaluating the composition of the Board annually to assess the skills and experience that are currently represented on the Board and the skills and experience that the Board may find valuable in the future, and identifying, evaluating and recommending potential director candidates.
In identifying potential candidates for Board membership, the Nominating and Corporate Governance Committee considers recommendations from directors, stockholders, management and others, including, from time to time, third-party search firms to assist it in locating qualified candidates. The committee does not distinguish between nominees recommended by stockholders and other nominee recommendations. Once potential director candidates are identified, the committee, with the assistance of management, undertakes a vetting process that considers each candidate’s background, independence and fit with the Board’s priorities. As part of this vetting process, the committee, as well as other members of the Board and the Chief Executive Officer, may conduct interviews with the candidates. If the committee determines that a potential candidate meets the needs of the Board and has the desired qualifications, it recommends the candidate to the full Board for appointment or nomination and to the stockholders for election at the annual meeting.
Criteria for Board Membership
In assessing potential candidates for Board membership and in assessing Board composition, the Nominating and Corporate Governance Committee considers a wide range of factors, including directors’ leadership experience, financial expertise and industry knowledge. In addition, the Nominating and Corporate Governance Committee generally believes it is important for all Board members to possess the highest personal and professional ethics, integrity and values, an inquisitive and objective perspective, a sense for priorities and balance, the ability and willingness to devote sufficient time and attention to Board matters, and a willingness to represent the long-term interests of all our stockholders.
The Nominating and Corporate Governance Committee assesses its effectiveness in balancing these considerations in connection with its annual evaluation of the composition of the Board.
Stockholder Recommendations for Directors
It is the Nominating and Corporate Governance Committee’s policy to consider written recommendations from stockholders for nominees for director. The committee considers nominees recommended by our stockholders in the same manner as a nominee recommended by our Board members or management. Any such recommendations should be submitted to the committee as described in the section titled “Stockholder Communications” below and should include the following information: (A) as to each person whom the stockholder proposes to nominate for election or re-election as a director: (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (ii) such person’s written consent to serving as a director, if elected, for the full term for which such person is standing for election; provided, however, that, in addition to the information required in the stockholder’s notice, such person shall also provide the Company such other information that the Company may reasonably request and that is necessary to permit the Company to determine the eligibility of such person to serve as a director of the Company, including information relevant to a determination whether such person can be considered an independent director; (B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made:

(i) the name and address of such stockholder, as they appear on the Company’s books, and the name and address of such beneficial owner; (ii) the class or series and number of shares of stock of the Company which are owned of record by such stockholder and such beneficial owner as of the date of the notice, and a representation that the stockholder will notify the Company in writing within five business days after the record date for such meeting of the class or series and number of shares of stock of the Company owned of record by the stockholder and such beneficial owner as of the record date for the meeting; and (iii) a representation that the stockholder (or a qualified representative of the stockholder) intends to appear at the meeting to make such nomination; and (C) as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made, as to such beneficial owner, and if such stockholder or beneficial owner is an entity, as to each director, executive, managing member or control person of such entity (any such individual or control person, a “control person”): (i) the class or series and number of shares of stock of the Company which are beneficially owned (as defined in Section 2.10(c)(ii) of our amended and restated bylaws) by such stockholder or beneficial owner and by any control person as of the date of the notice, and a representation that the stockholder will notify the Company in writing within five business days after the record date for such meeting of the class or series and number of shares of stock of the Company beneficially owned by such stockholder or beneficial owner and by any control person as of the record date for the meeting; (ii) a description of any agreement, arrangement or understanding with respect to the nomination between or among such stockholder, beneficial owner or control person and any other person, including, without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of the Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable) and a representation that the stockholder will notify the Company in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting; (iii) a description of any agreement, arrangement or understanding (including, without limitation, any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder, beneficial owner or control person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of the Company’s stock, or maintain, increase or decrease the voting power of the stockholder, beneficial owner or control person with respect to securities of the Company, and a representation that the stockholder will notify the Company in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting; and (iv) a representation whether the stockholder or the beneficial owner, if any, will engage in a solicitation with respect to the nomination and, if so, the name of each participant in such solicitation (as defined in Item 4 of Schedule 14A under the Exchange Act) and whether such person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of shares representing at least 50% of the voting power of the stock entitled to vote generally in the election of directors.
Board Leadership Structure
The Board does not require the separation of the offices of the Chairman of the Board and the Chief Executive Officer, and the Board recognizes that there is no single, generally accepted board leadership structure that is appropriate across all circumstances, and that the right structure may vary as circumstances change. As such, the Board periodically reviews its leadership structure to evaluate whether the structure remains appropriate for the Company. At any time when the positions of Chairman of the Board and Chief Executive Officer are held by the same person, the independent directors of the Board will designate an independent director to serve as lead independent director.
Our Board has designated an independent member of the Board, Jeff Armstrong, to serve as Chairman of the Board. Our Board believes that its programs for overseeing risk, as described in the “Board Risk Oversight” section below, would be effective under a variety of leadership frameworks. Accordingly, the Board’s risk oversight function did not significantly impact its selection of the current leadership structure.
The directors generally meet in executive session at every regular Board meeting. The Chairman of the Board presides at these executive sessions. In addition, the independent directors meet in executive session at every regular Board meeting, and the lead independent director presides at these executive sessions. The purpose of these executive sessions is to encourage and enhance communication among non-management and independent directors.

Director Independence
Nasdaq listing rules require a majority of a listed company’s board of directors to be comprised of independent directors who, in the opinion of the board of directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees must be independent, and audit and compensation committee members must satisfy additional independence criteria under the Exchange Act.
Our Board undertook a review of its composition and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including the beneficial ownership of our capital stock by each non-employee director, our Board has determined that Messrs. Armstrong, Beristain, Demby and Hannigan and Ms. Jones qualify as “independent directors” as defined by the Nasdaq listing rules. Mr. Phillips is not deemed to be independent under Nasdaq listing rules by virtue of his employment with the Company. Former directors Anastasios Arima and Levi Mochkin, who resigned from the Board on June 1, 2021, were not independent during the period they served on our Board.
Our Board also determined that each of the directors currently serving on the Audit Committee and the Compensation Committee satisfy the independence standards for audit committees and compensation committees, as applicable, established by SEC and Nasdaq listing rules. As described elsewhere in this proxy statement, we effected a Redomiciliation effective in May 2021, as a result of which we moved our place of incorporation from Australia to Delaware. As of that date, we ceased to be a foreign issuer and became subject to the rules of the SEC and Nasdaq applicable to domestic corporations.
Board Committees
Our Board has a separately designated Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Each of these committees is empowered to retain outside advisors as it deems appropriate, regularly reports its activities to the full Board and has a written charter, which is posted on our website located at piedmontlithium.com/about/, under “Governance.”
Name	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee
Keith Phillips
Jeff Armstrong		Chair
Jorge Beristain	Chair		X
Claude Demby	X		Chair
Todd Hannigan	X	X
Susan Jones		X	X
# of Meetings in Fiscal 2021	2	3	2
Audit Committee.The primary responsibilities of our Audit Committee are to monitor the integrity of our consolidated financial statements, the independence and qualifications of our independent auditors, the performance of our accounting staff and independent auditors, our compliance with legal and regulatory requirements and the effectiveness of our internal controls. The Audit Committee is also responsible for selecting, retaining (subject to stockholder approval), evaluating, setting the compensation of and, if appropriate, recommending the termination of our independent auditors.
Mr. Beristain qualifies as an “audit committee financial expert,” as that term is defined in the rules and regulations established by the SEC, and all members of the Audit Committee are “financially literate” under Nasdaq listing rules.
Compensation Committee.The primary purpose of our Compensation Committee is to assist the Board in discharging its responsibilities relating to compensation of the Company’s executive officers and directors. Among its specific duties and responsibilities, the Compensation Committee will:

•	oversee the Company’s overall compensation philosophy, policies and programs, and assess whether the Company’s compensation philosophy establishes appropriate incentives for management and employees;
•
review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, approve the grant of equity awards to the Chief Executive Officer and recommend to the Board the Chief Executive Officer’s compensation level based on this evaluation;

•
oversee the evaluation of other executive officers and approve the grant of equity awards to other executive officers, and set the compensation of other executive officers based upon the recommendation of the Chief Executive Officer;

•	administer and make recommendations to the Board with respect to the Company’s incentive compensation and equity-based compensation plans that are subject to the Board’s approval;
•	review and approve the design of other benefit plans pertaining to executive officers;
•	approve, amend or modify the terms of other compensation and benefit plans as appropriate;
•	review and recommend to the Board employment and severance arrangements for executive officers, including employment agreements and change-in-control provisions, plans or agreements;
•
review and discuss with management the Company’s Compensation Discussion and Analysis (“CD&A”) and related disclosures to the extent that the rules and regulations of the SEC require they be included in the Company’s annual report and proxy statement, recommend to the Board, based on its review and discussions, whether the CD&A should be included in the annual report and proxy statement, and oversee preparation of the Committee report to the extent required by the rules and regulations of the SEC for inclusion in the Company’s annual report and proxy statement;

•	periodically review the form and amount of compensation paid to directors for their service on the Board and its committees and recommend changes in compensation to the Board as appropriate;
•
oversee succession planning for positions held by executive officers, and review succession planning and management development at least annually with the Board, including recommendations and evaluations of potential successors to fill such positions;

•	oversee the assessment of the risks related to the Company’s compensation policies and programs applicable to officers and employees, and review the results of this assessment;
•
at least annually, assess whether the work of compensation consultants involved in determining or recommending executive or director compensation has raised any conflict of interest that is required to be disclosed in the Company’s annual report and proxy statement; and

•	annually evaluate the performance of the Compensation Committee and the adequacy of the Compensation Committee’s charter and recommend changes to the Board as appropriate.
The Compensation Committee may delegate its authority to one or more subcommittees or to one member of the committee. The committee may also delegate authority to review and approve the compensation of our employees to certain of our executive officers. Even where the committee does not delegate authority, our executive officers will typically make recommendations to the committee regarding compensation to be paid to our employees and the size of equity awards under our equity incentive plans, but will not be present during voting or deliberations on their own compensation. The committee has the authority to engage independent advisors, such as compensation consultants, to assist it in carrying out its responsibilities. The committee periodically engages an outside consultant to advise on compensation-related matters.
Nominating and Corporate Governance Committee.The purpose, duties and responsibilities of the Nominating and Corporate Governance Committee are to identify individuals qualified to become members of the Board (consistent with criteria approved by the Board); recommend to the Board the Company’s director candidates for election at the annual meeting of stockholders; and perform a leadership role in shaping the Company’s corporate governance. Among its specific duties and responsibilities, the Nominating and Corporate Governance Committee will:

•	develop and recommend to the Board criteria for identifying and evaluating director candidates and periodically review these criteria and recommend changes to the Board as appropriate;
•
annually evaluate the composition of the Board to assess whether the skills, experience, characteristics and other criteria established by the Board are currently represented on the Board as a whole and with respect to each individual director, and to assess the criteria that may be needed in the future;

•	identify, review the qualifications of, and recruit director candidates for election to the Board;
•	assess the qualifications, contributions and independence of incumbent directors in determining whether to recommend them for reelection to the Board;
•	discuss succession planning for the Board and key leadership roles on the Board and its committees;
•	establish procedures for the consideration of director candidates recommended for the Nominating and Corporate Governance Committee’s consideration by the Company’s stockholders;
•	recommend to the Board the Company’s director candidates for election or reelection to the Board at each annual meeting of stockholders;
•	recommend to the Board director candidates to be elected by the Board as necessary to fill vacancies and newly created directorships;
•	develop and recommend to the Board a set of corporate governance principles, and annually review these principles and recommend changes to the Board as appropriate;
•	periodically review the Board’s leadership structure and recommend changes to the Board as appropriate;
•	make recommendations to the Board concerning the size, structure, composition and functioning of the Board and its committees;
•	oversee the orientation process for new directors and ongoing education for directors;
•	oversee the evaluation of the Board and its committees; and
•
annually evaluate the performance of the Nominating and Corporate Governance Committee and the adequacy of the Nominating and Corporate Governance Committee’s charter and recommend changes to the Board as appropriate.

Board Risk Oversight
We believe that risk management is an important part of establishing and executing on the Company’s business strategy. Our Board, as a whole and at the committee level, focuses its oversight on the most significant risks facing the Company and on its processes to identify, prioritize, assess, manage and mitigate those risks. The committees oversee specific risks within their purview, as follows:
•
The Audit Committee has overall responsibility for overseeing the Company’s practices with respect to risk assessment and management. Additionally, the committee is responsible for overseeing management of risks related to our accounting and financial reporting processes.

•	The Compensation Committee is responsible for overseeing management of risks related to our compensation policies and programs applicable to officers and employees.
•	The Nominating and Corporate Governance Committee is responsible for overseeing management or risks related to our corporate governance.
Our Board and its committees receive regular reports from members of the Company’s senior management on areas of material risk to the Company, including strategic, operational, financial, legal and regulatory risks. While our Board has an oversight role, management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on the Company.

Other Corporate Governance Practices and Policies
Director Attendance
The Board met 11 times during the year ended June 30, 2021 (which includes both meetings of the Board of Piedmont Australia prior to the Redomiciliation and meetings of the Board of Piedmont Delaware after the Redomiciliation). During 2021, each member of the Board attended at least 90% of the aggregate number of meetings of the Board and the committees on which he or she served during the period in which he or she was on the Board or committee.
Directors are encouraged to attend the annual meeting of stockholders absent unusual circumstances. The 2022 Annual Meeting will be our first annual meeting of stockholders as a public company.
Stockholder Communications
Stockholders and other interested parties may communicate with our Board or a particular director by sending a letter addressed to the Board or a particular director to our Corporate Secretary at the address set forth on the first page of this Proxy Statement. These communications will be compiled and reviewed by our Corporate Secretary, who will determine whether the communication is appropriate for presentation to the Board or the particular director. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications).
To enable the Company to speak with a single voice, as a general matter, senior management serves as the primary spokesperson for the Company and is responsible for communicating with various constituencies, including stockholders, on behalf of the Company. Directors may participate in discussions with stockholders and other constituencies on issues where Board-level involvement is appropriate. In addition, the Board is kept informed by Company management of the Company’s stockholder engagement efforts.
Code of Business Conduct and Ethics
Our Board has adopted a Code of Business Conduct and Ethics that establishes the standards of ethical conduct applicable to all our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. It addresses, among other matters, compliance with laws and policies, conflicts of interest, corporate opportunities, regulatory reporting, external communications, confidentiality requirements, insider trading, proper use of assets and how to report compliance concerns. A copy of the code is available on our website located at piedmontlithium.com/about/, under “Governance.” We intend to disclose any amendments to the code, or any waivers of its requirements, on our website to the extent required by applicable rules. Our Board is responsible for applying and interpreting the code in situations where questions are presented to it.
Anti-Hedging Policy
We have a policy that prohibits our directors, officers, employees and consultants from engaging in (a) short-term trading; (b) short sales; (c) transactions involving publicly traded options or other derivatives, such as trading in puts or calls with respect to Company securities; and (d) hedging transactions.
Compensation Committee Interlocks
None of the members of our Compensation Committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of our Board or the compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.
Director Compensation
The Board’s policy is to compensate Non-Executive Directors at market rates for comparable companies for time, commitment and responsibilities. Given the size, nature and risks of the Company, stock options have been used to attract and retain Non-Executive Directors, where deemed appropriate. The Board determines payments to the Non-Executive Directors and reviews their compensation annually, based on market practice, duties and accountability. Independent external advice is sought when appropriate.

We prohibit Non-Executive Directors from entering into arrangements to limit their exposure to equity awards granted as part of their compensation package.
Fees for the Chairman are presently $75,000 per annum ($30,000 in fiscal year 2021). Fees for other Non-Executive Directors are presently set at $50,000 per annum. These fees cover main board activities only. Non-Executive Directors may receive additional compensation for other services provided to the Company, including but not limited to, membership of committees. In addition to the fees paid in cash, each Non-Executive Director, subject to stockholder approval, is entitled to receive an initial award of restricted stock units having a value of $70,000 based on the closing price of the Company’s common stock on the date of appointment to the Board, which initial RSU award vests in three equal installments on December 31 of the year of grant and December 31 of the two years thereafter.
Mr. Phillips did not receive additional compensation for his service as a Director.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Ian Middlemas(1)	12,771	—	—	—	12,771
Anastasios Arima(2)	88,333	—	—	12,177	100,510
Jorge Beristain	40,000	70,000	—	—	40,000
Levi Mochkin(3)	36,928	—	—	3,508	40,436
Jeff Armstrong	30,000	105,000	—	—	135,000
Todd Hannigan(4)	16,617	70,000	—	—	86,617
Claude Demby(5)	7,875	(7)	—	—	7,875
Susan Jones(6)	7,000	(7)	—	—	7,000
(1)	Mr. Middlemas retired from the Board on December 9, 2020. Mr. Middlemas served only on the board of Piedmont Australia and ceased to be a director in connection with the Redomiciliation.
(2)
Mr. Arima received $12,177 as other compensation consisting of $4,041 for 401(k) Plan employer contributions and $8,136 for employer paid insurance premiums. Mr. Arima retired from the Board on June 1, 2021.

(3)	Mr. Mochkin received $3,508 as other compensation consisting of employer contributions related to superannuation in Australia. Mr. Mochkin retired from the Board on June 1, 2021.
(4)	Mr. Hannigan joined the Board as a Non-Executive Director on February 8, 2021.
(5)	Mr. Demby was appointed to the Board as a Non-Executive Director and Chair of the Nominating and Corporate Governance Committee on June 1, 2021.
(6)	Ms. Jones was appointed to the Board as a Non-Executive Director on June 1, 2021.
(7)
Upon appointment to the Board, Mr. Demby and Ms. Jones were each, subject to stockholder approval, entitled to receive an initial award of RSUs having a value of $70,000 vesting in equal installments on December 31 of 2021, 2022 and 2023. These awards were granted in July 2021 and therefore the value is not included in the table above.

Indemnification Agreements
We have entered into indemnification agreements with our directors and our executive officers. The indemnification agreements and our amended and restated bylaws require us to indemnify these individuals to the fullest extent permitted by Delaware law.

EXECUTIVE OFFICERS
Biographical and other information regarding our executive officers is set forth below. There are no family relationships among any of our directors or executive officers.
Name	Age (as of November 30)	Position
Keith Phillips(1)	61	President and Chief Executive Officer
Patrick Brindle	45	Executive Vice President and Chief Development Officer
Bruce Czachor	60	Executive Vice President and Chief Legal Officer and Secretary
David Klanecky	51	Executive Vice President and Chief Operating Officer
Michael White	49	Executive Vice President and Chief Financial Officer
(1)	For Mr. Phillips’ biographical information, see “Information Regarding Director Nominees and Continuing Directors” above.
Patrick Brindle. Mr. Brindle has served as our Executive Vice President and Chief Development Officer since May 2021. From January 2018 to May 2021, Mr. Brindle served as our Vice President and Project Manager. Prior to joining the Company, from January 2000 to December 2017, he served as Vice President of Engineering for DRA Taggart LLC, a subsidiary of DRA Global Limited (ASX: DRA), an engineering firm specialized in project delivery of mining and mineral processing projects globally. Over his career, Mr. Brindle has held various management and senior engineering roles, including multi-year expatriate assignments, and has completed EPC projects in diverse jurisdictions, including the U.S., Canada, China, Mongolia, Brazil, Russia and others. Mr. Brindle received a B.S. in Environmental Science and a B.S. in Civil Engineering from Virginia Tech.
Bruce Czachor. Mr. Czachor has served as our Executive Vice President and Chief Legal Officer and Secretary since August 2021. He joined the Company in December 2018 on a part-time basis as our Vice President and General Counsel, and served as legal consultant for most of 2020 before rejoining as our Vice President and General Counsel in December 2020. Mr. Czachor has over 34 years of experience in general corporate matters, corporate governance, capital markets, bank finance, mergers and acquisitions, joint ventures, licensing agreements and commercial transactions, and was a partner at Shearman & Sterling LLP and Orrick, Herrington & Sutcliffe LLP. Over his career, Mr. Czachor has represented a wide variety of businesses, ranging from Fortune 500 companies to start-ups, and he has extensive experience in the mining, energy and cleantech industries. Mr. Czachor received a J.D. from New York Law School and a B.A. in Political Science from Binghamton University. He is admitted to practice in New York, New Jersey and California.
David Klanecky. Mr. Klanecky has served as our Executive Vice President and Chief Operating Officer since April 2021. He has spent most of his career in senior operational, research and development, commercial and strategic leadership roles. From August 2013 to April 2021, Mr. Klanecky served in increasingly senior management roles within Albemarle Corporation (NYSE: ALB), the world’s leading lithium producer, including as Vice President of Strategy and Corporate Development and most recently, as Vice President of Lithium Operations – APAC/EU, with global responsibility for Albemarle’s manufacturing and operations, process technology and product management within the global lithium business. Mr. Klanecky also served as interim Chief Executive Officer of the MARBL joint venture between Albemarle and Mineral Resources Ltd, which includes the Kemerton and Wodgina assets in Australia. Before joining Albemarle, Mr. Klanecky had an impressive 20-year career with The Dow Chemical Company that spanned the globe, including expat assignments in Spain, Switzerland and China across a number of innovative industries. In his last role with Dow, Mr. Klanecky served as the Global Business Director and launched the Dow Energy Materials Business, focused on Lithium-Ion Battery Materials offerings to cell manufacturers and Auto OEMs. Mr. Klanecky received a B.S. in Chemical Engineering from the University of Nebraska and an Executive M.B.A. from Arizona State University, Thunderbird School of Global Management.
Michael White. Mr. White has served as our Executive Vice President and Chief Financial Officer since June 2021. Prior to joining the Company, Mr. White served as Vice President, Chief Accounting Officer and Corporate Controller of ChampionX Corporation (Nasdaq: CHX), formerly Apergy Corporation, a multibillion-dollar manufacturing, chemicals and services public company, where he was responsible for leading the company’s global accounting and financial reporting. In that role, Mr. White led enterprise-wide transformation of the global controllership function, created sustainable financial reporting with key performance metrics for operational leadership and provided financial leadership related to mergers and acquisition activities, including a successful IPO. Prior to ChampionX, Mr. White served as Senior Vice President, Chief Accounting Officer and Corporate Controller for Aegion Corporation, a global manufacturing company serving the industrial, oil and gas and water industries. He has held senior financial leadership positions throughout his 25-year career with companies primarily in the energy and technology sectors, including roles as Chief Financial Officer of Baker Energy and as a manager in the assurance practice with Ernst & Young LLP. Mr. White received a B.B.A. in Accounting and Finance from the University of Houston, C.T. Bauer College of Business and is a C.P.A.

EXECUTIVE COMPENSATION
Our named executive officers, or NEOs, for fiscal 2021 and 2020, which consist of our principal executive officer and the next two most highly-compensated executives and which differ from our current executive officers, are:
•	Keith Phillips, our President and Chief Executive Officer;
•	Patrick Brindle, our Executive Vice President and Chief Development Officer; and
•	Lamont Leatherman, our Vice President and Chief Geologist.
Overview
Our compensation policy for our NEOs has been developed by the Board, taking into account our size, the size of our management team, the nature and stage of development of our current operations, market conditions and comparable salary levels for companies of a similar size and operating in similar sectors.
In addition to considering the above general factors, the Board has also placed emphasis on the following specific issues in fiscal 2021 in determining the compensation policy for our NEOs:
•	we are currently focused on identifying and acquiring suitable resource projects and undertaking exploration, appraisal and development activities;
•	risks associated with small cap resource companies whilst exploring and developing projects; and
•
other than profit which may be generated from asset sales, we do not expect to be undertaking profitable operations until sometime after the commencement of commercial production on any of our projects.

Our compensation policy is driven by our corporate strategies and objectives and is subject to ongoing review and development during fiscal 2022 and future years.
Executive Compensation
Our senior executives are integral to executing the Company’s strategic plan, driving performance that rewards all of our stakeholders, fostering our culture and achieving other Company business objectives. Our current executive compensation program is designed to support these objectives and built on the following principles:
•	Alignment with stockholder interests—Executives should be compensated through pay elements (base salaries and short- and long-term equity incentives) designed to create stockholder value.
•	Individual performance and contribution to the Company—Our program must provide sufficient flexibility to allow for the recognition of individual differences in performance.
•	Proper balance of risk to reward—Decisions about compensation should be guided by best-practice governance standards and rigorous processes that encourage prudent decision-making.
•
Commitment to sustainability—Our program must recognize the importance of building a sustainable company, including a culture that promotes sustainability, as a significant long-term goal of the Company.

Engagement of Compensation Consultant
The Compensation Committee has retained Pearl Meyer as its sole independent compensation consultant. Pearl Meyer does not provide any services to the Company other than advice to and services for the Compensation Committee relating to compensation of all executives and the Nominating and Corporate Governance Committee relating to compensation of the Non-Executive Directors. The independent compensation consultant may provide other consulting services to the Company, on a limited basis and only with approval from the Compensation Committee or the Nominating and Corporate Governance Committee. The Compensation Committee reviews services provided by its independent compensation consultant on at least an annual basis.

The Compensation Committee reviewed all factors relevant to the independence of Pearl Meyer, including:
•	the provision of services to the Company by the consultant other than those requested by the Compensation Committee;
•	the amount of fees received by the consultant as a percentage of its total revenue;
•	the policies and procedures adopted by the consultant that are designed to prevent conflicts of interest;
•	any business or personal relationship between a consultant and a member of the Compensation Committee;
•	any stock of the Company owned by a consultant; and
•	any business or personal relationship between a consultant and an executive officer of the Company.
As a result of such evaluation, and a certification from Pearl Meyer regarding its consultant’s independence, the Compensation Committee has determined that Pearl Meyer is independent.
Summary Compensation Table
The following table presents information regarding the compensation of our NEOs for services rendered during fiscal years 2021 and 2020, which differ from our current executive officers.
Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total(1)($)
Keith Phillips President and Chief Executive Officer	2021	281,250	327,640	523,266	172,500	63,511	1,368,167
	2020	250,000	81,228	74,266	100,000	41,954	547,448
Patrick Brindle Executive Vice President and Chief Development Officer	2021	227,500	137,580	219,766	70,900	68,312	724,058
	2020	210,000	73,106	60,341	50,000	8,400	401,847
Lamont Leatherman Vice President and Chief Geologist	2021	215,000	65,640	104,644	50,000	20,437	455,621
	2020	210,000	81,228	74,266	—	—	365,494
(1)	These figures include Company 401(k) contributions, all insurances and HRA reimbursements.

Outstanding Equity Awards at Fiscal Year-End Table
The following table summarizes equity awards held by our NEOs as of June 30, 2021. Equity-based awards for our executive officers consist of options outstanding to purchase shares of our common stock and performance rights outstanding that provide the holder the ability to convert each right to a fully paid share of our common stock if vesting conditions are met.
	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
Keith Phillips	60,000	—	12.38	12/31/2022
					15,000	81,228
	30,000	—	18.57	6/10/2022
					5,344	327,640
		10,786	65.00	5/19/2031
Patrick Brindle	15,000	—	12.38	12/31/2022
					15,000	73,106
		4,530	65.00	5/19/2031
					2,244	137,580
Lamont Leatherman	30,000	—	12.38	12/31/2022
					15,000	81,228
		2,157	65.00	5/19/2031
					1,069	65,540
Employment Agreements
The key provisions of the employment agreements are set out below for each of our NEOs. None of these employment agreements have termination dates.
Mr. Phillips, President and Chief Executive Officer, entered into an at-will employment agreement with us on September 22, 2021, which may be terminated for any reason at any time. This agreement was entered into in connection with the Redomiciliation to supersede Mr. Phillips’ prior agreement with Piedmont Lithium Carolinas, Inc. (“Piedmont Carolinas”) and Piedmont Australia, pursuant to which he served as President and Chief Executive Officer. The agreement provides Mr. Phillips with a base salary of $500,000 per annum and a discretionary annual bonus with a target bonus amount equal to 75% of base salary, with the ability to earn a maximum amount of up to 200% of the target bonus amount based upon performance criteria determined by the Board or the Compensation Committee. The employment agreement also provides that it is currently contemplated that Mr. Phillips will receive an annual equity-based compensation award having a fair value equal to approximately 125% of base salary. In the event of a termination of employment by the Company without cause or by Mr. Phillips for good reason, not in connection with a change in control, Mr. Phillips is entitled to (i) a lump sum severance payment equal to 24 months of base salary, (ii) 24 months of company-paid COBRA coverage and (iii) full vesting of unvested equity awards (with performance-based awards vesting at the target level of performance). The agreement provides that in the event of a termination of employment by the Company without cause or by Mr. Phillips for good reason within three months prior to or 12 months following a change in control, Mr. Phillips will be entitled to (i) cash severance equal to 2.5 times base salary plus target bonus, (ii) a pro-rata bonus for the year of termination based on actual performance, (iii) payment of the annual bonus earned for the prior year, to the extent unpaid at the time of termination, (iv) 30 months of Company-paid COBRA coverage and (v) full vesting of unvested equity awards (with performance-based awards vesting at the target level of performance).
Mr. Brindle, Executive Vice President and Chief Development Officer, entered into an at-will employment agreement with us on September 22, 2021, which may be terminated for any reason at any time. The agreement was entered into in connection with the Redomiciliation to supersede Mr. Brindle’s prior agreement with Piedmont Carolinas and Piedmont Australia, pursuant to which he served as Executive Vice President and Chief Development Officer of Piedmont Carolinas. The agreement provides Mr. Brindle with a base salary of

$350,000 per annum and a discretionary annual bonus with a target bonus amount equal to 50% of base salary, with the ability to earn a maximum amount of up to 200% of the target bonus amount based upon performance criteria determined by the Board or the Compensation Committee. The employment agreement also provides that it is currently contemplated that Mr. Brindle will receive an annual equity-based compensation award having a fair value equal to approximately 75% of base salary. In the event of a termination of employment by the Company without cause or by Mr. Brindle for good reason, not in connection with a change in control, Mr. Brindle is entitled to (i) a lump sum severance payment equal to 12 months of base salary, (ii) 12 months of company-paid COBRA coverage and (iii) full vesting of unvested equity awards (with performance-based awards vesting at the target level of performance). The agreement provides that in the event of a termination of employment by the Company without cause or by Mr. Brindle for good reason within 3 months prior to or 24 months following a change in control, Mr. Brindle will be entitled to (i) cash severance equal to 100% of base salary plus target bonus, (ii) a pro-rata bonus for the year of termination based on actual performance, (iii) payment of the annual bonus earned for the prior year, to the extent unpaid at the time of termination, (iv) 24 months of Company-paid COBRA coverage, and (v) full vesting of unvested equity awards (with performance-based awards vesting at the target level of performance).
Mr. Leatherman, Vice President and Chief Geologist, entered into an employment agreement with us on January 1, 2021, which may be terminated by either party at any time for any or no reason upon at least two months’ prior written notice of termination to the other, or payment in lieu thereof. Mr. Leatherman receives a fixed compensation component of $210,000 per annum and a discretionary target bonus amount of up to $50,000 per annum.
Incentive Compensation
Performance Based Compensation—Short-Term Incentives. Some executives are entitled to an annual cash bonus upon achieving various key performance indicators (“KPIs”) as set by the Board. Having regard to the current size, nature and opportunities of the Company, the Board has determined that these KPIs will include measures such as successful completion of the acquisition of new projects, exploration activities (e.g., completion of exploration programs within budgeted timeframes and costs), development activities (e.g., completion of scoping and/or feasibility studies), corporate activities (e.g., recruitment of key personnel) and business development activities (e.g., project acquisitions and capital raisings). Prior to the end of each financial year, the Board assesses performance against these criteria.
For fiscal year 2021, the KPI areas of focus included: (a) completion of successful exploration activities; (b) completion of successful development activities; and (c) completion of successful corporate activities. Specific KPIs are set and weighted individually for each NEO and are designed to drive successful business outcomes. For fiscal year 2021, the Chief Executive Officer’s KPI areas of focus were weighted as follows: (a) 30% weighted to completion of successful exploration activities; (b) 30% weighted to completion of successful development activities; and (c) 40% weighted to completion of successful corporate activities.
Annual cash bonuses are set forth in “Summary Compensation Table.”
Performance Based Compensation—Long-Term Incentives. On May 19, 2021, the Board approved long-term equity incentive awards to the NEOs and other employees under the Piedmont Lithium Inc. Stock Incentive Plan. This award underpins our employment and engagement strategy and is specifically designed to: (1) promote the long-term growth and profitability of the Company; (2) attract and retain high-performing talent; and (3) provide participants with incentives that are closely linked to the interests of all stakeholders of the Company. The Compensation Committee granted the equity awards using a mix of stock options and restricted stock units.
Stock options provide meaningful incentives for management to execute on the longer-term financial and strategic growth goals that drive shareholder value creation. That is because they only provide value to the NEOs if the price of the Company’s stock appreciates over time. Specifically, the value of the award depends on the price of the Company’s common stock in the future as compared to the exercise price of the options granted. The exercise price of the stock options under this award was $61.31, which was above the closing price of the Company’s common stock on the date of the grant, May 19, 2021. There can be no assurance that any value will be realized. Stock options vest in 33% increments on each of December 31, 2021, December 31, 2022 and December 31, 2023. These stock options are also contingent upon the continued employment of the NEO through each vesting date.

Restricted stock units are intended to provide the NEOs with the economic equivalent of a direct ownership interest in the Company during the vesting period and provide the Company with significant retention security regardless of post-grant share price volatility. The current restricted stock units vest in 33% increments on each of December 31, 2021, December 31, 2022 and December 31, 2023.
More information about the equity grants is set forth in “Outstanding Equity Awards at Fiscal Year-End Table.”
Post-Employment Compensation and Change in Control Payments and Benefits
Pursuant to the terms of the employment agreements with each of Mr. Phillips and Mr. Brindle, each is eligible to receive severance payments and benefits in connection with certain qualifying terminations of employment, as well as enhanced severance payments and benefits if such qualifying terminations of employment occur in connection with a “Change in Control” (as defined in each employment agreement) as described above in the section titled “Employment Agreements.”
401(k) Plan
The NEOs are eligible to participate in employee benefit plans and programs, including medical plans, dental and vision coverage, short-term and long-term disability insurance and term life insurance, to the same extent as the Company’s other full-time employees, subject to the terms and eligibility requirements of those plans. The NEOs have also participated in a 401(k) defined contribution plan, subject to limits imposed by the Internal Revenue Code, to the same extent as the Company’s other full-time employees.
Other Benefits
We do not maintain any defined benefit pension plans or any nonqualified deferred compensation plans.

CERTAIN INFORMATION ABOUT OUR COMMON STOCK
Security Ownership of Certain Beneficial Owners and Management
As of October 31, 2021, we had 15,869,395 shares of our common stock outstanding. Based on information known to us as of October 31, 2021, 10,100,654 of shares of our common stock were being held in the U.S. by 135 holders of record and 5,768,741 shares of our common stock were being held in Australia in the form of Chess Depository Interests by 35 holders of record. A large number of shares of our common stock are held by nominee companies so we cannot be certain of the identity of those beneficial owners.
The Company is not controlled by another corporation, by any foreign government or by any natural or legal persons except as set forth herein, and here are no arrangements known to the Company which would result in a change in control of the Company at a subsequent date.
The following table lists as of October 31, 2021, the number of shares of our common stock beneficially owned by each of our directors, our Chief Executive Officer and other members of our senior management, as a group. Beneficial ownership is calculated based on 15,869,395 shares outstanding as of October 31, 2021 and amounts representing less than 1% are denoted with an asterisk (*).
	Shares Beneficially Owned(1)
	Number	Percent
Stockholders:
Officers and Directors:
Keith Phillips(2)	171,716	1.1%
Patrick Brindle(3)	42,644	*
Lamont Leatherman(4)	52,170	*
Jeff Armstrong	22,500	*
Jorge Beristain	30,460	*
Susan Jones	4,000	*
Claude Demby	—	*
Todd Hannigan	356,279	2.2%
Officers and directors as a group (15 persons)	714,841	4.5%
(1)
Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including options and performance rights that are currently exercisable or exercisable within 60 days of October 31, 2021. Shares of our common stock subject to options and performance rights currently exercisable or exercisable within 60 days of October 31, 2021 are deemed to be outstanding for computing the percentage ownership of the person holding these options and/or performance rights and the percentage ownership of any group of which the holder is a member but are not deemed outstanding for computing the percentage of any other person.

(2)	Includes options to purchase 90,000 shares (60,000 exercisable for $12.38 each on or before December 31, 2022 and 30,000 exercisable for $18.57 each on or before July 10, 2022).
(3)
Includes options to purchase 15,000 shares (exercisable for $12.38 each on or before December 31, 2022), options to purchase 1,510 shares (exercisable for $65.00 each on after December 31, 2021) and 748 restricted stock units vesting December 31, 2021.

(4)
Includes options to purchase 30,000 shares (exercisable for $12.38 each on or before December 31, 2022), options to purchase 719 shares (exercisable for $65.00 each on after December 31, 2021) and 356 restricted stock units vesting December 31, 2021.

Securities Authorized for Issuance Under Equity Compensation Plans
The table below sets forth information with respect to compensation plans under which equity securities of the Company are authorized for issuance as of June 30, 2021.
Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	(b) Weighted-average exercise price of outstanding options, warrants and rights(2)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(#)	($)	(#)
Equity compensation plans approved by security holders	495,833	16.75	2,504,167
Equity compensation plans not approved by security holders	—	—	—
Total	495,833	16.75	2,504,167
(1)	This number reflects the stock options and restricted stock units granted under the Piedmont Lithium Inc. Stock Incentive Plan.
(2)	Taking into account all outstanding awards included in this table, the weighted-average exercise price of such stock options is $16.75 and the weighted-average term-to-expiration is 4.136 years.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Other than as disclosed below, since the start of fiscal year 2019, other than employment and compensation matters described above under “Executive Compensation,” there have been no transactions or loans between us and:
(a)	enterprises that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, us;
(b)	associates, meaning unconsolidated enterprises in which we have a significant influence or which have significant influence over us;
(c)	individuals owning, directly or indirectly, an interest in the voting power of us that gives them significant influence over us, and close members of any such individual’s family;
(d)
key management personnel, that is, those persons having authority and responsibility for planning, directing and controlling the activities of ours, including directors and senior management of us and close members of such individuals’ families; and

(e)
enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any person described in (c) or (d) or over which such a person is able to exercise significant influence, including enterprises owned by directors or major stockholders of us and enterprises that have a member of key management in common with us.

Related Party Transactions
Ledger, a consulting company associated with Mr. Levi Mochkin, was paid $91,667 and $90,734 during fiscal years 2021 and 2020, respectively, for the provision of services in relation to business development activities (such fees have been included in Mr. Mochkin’s compensation as disclosed above).
Related Party Transaction Policy
We have adopted a written related party transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of interested transactions. For purposes of our policy, an interested transaction is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved exceeds or is expected to exceed the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years (including any periodic payments or installments due on or after the beginning of the Company’s last completed fiscal year and, in the case of indebtedness, the largest amount expected to be outstanding and the amount of annual interest thereon), (2) the Company or any of its subsidiaries is a participant and (3) any related person has or will have a direct or indirect interest. A related person is any (1) person who is or was (since the beginning of the Company’s last completed fiscal year, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director, (2) greater than 5% beneficial owner of the Company’s common stock or (3) immediate family member of any of the foregoing. Transactions involving compensation for services provided to us as an employee or director, among other limited exceptions, are deemed to have standing pre-approval by the Audit Committee but may be specifically reviewed if appropriate in light of the facts and circumstances.
Under the policy, if a transaction has been identified as an interested transaction, our management must present information regarding the interested transaction to our Audit Committee for review, consideration and approval or ratification. We will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential interested transaction and to effectuate the terms of the policy. In addition, under our Code of Business Conduct and Ethics, our directors, officers and employees have an affirmative responsibility to disclose any transaction or relationship that gives rise to an actual or potential conflict of interest. In considering interested transactions, our Audit Committee will take into account, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.
The related party transactions described above were consummated prior to our adoption of the formal, written policy and, accordingly, the foregoing policies and procedures were not followed with respect to these transactions. However, we believe that the transactions described above were on normal commercial terms and the conditions no more favorable than those available to other non-related parties.
OTHER MATTERS
Stockholder Proposals and Director Nominations for Next Year’s Annual Meeting
Pursuant to Rule 14a-8 of the Exchange Act, stockholders who wish to submit proposals for inclusion in the proxy statement for the 2023 Annual Meeting of Stockholders must send such proposals to our Corporate Secretary at the address set forth on the first page of this Proxy Statement. Such proposals must be received by us as of the close of business (6:00 p.m. Eastern Time) on August 2, 2022.
As set forth in our amended and restated bylaws, if a stockholder intends to make a nomination for director election or present a proposal for other business (other than pursuant to Rule 14a-8 of the Exchange Act) at the 2023 Annual Meeting of Stockholders, the stockholder’s notice must be received by our Corporate Secretary at the address set forth above no earlier than the 120th day and no later than the 90th day before the anniversary of the last annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which the first public announcement of the date of such annual meeting by the Company. Therefore, unless the 2023 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the anniversary of the Annual Meeting, notice of proposed nominations or proposals (other than pursuant to Rule 14a-8 of the Exchange Act) must be received by our Corporate Secretary no earlier than September 13, 2022 and no later than the close of business on October 13, 2022. Such nominations or proposals may or may not be included in the proxy statement.
Any stockholder proposal must be a proper matter for stockholder action and must comply either with Rule 14a-8 of the Exchange Act or the terms and conditions set forth in our amended and restated bylaws, as applicable.
Delivery of Documents to Stockholders Sharing an Address
A number of brokerage firms have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders who have the same address and do not participate in electronic delivery of proxy materials will receive only one copy of the proxy materials, including this Proxy Statement, the Notice and our Annual Report on Form 10-K for the year ended June 30, 2021, until such time as one or more of these stockholders notifies us that they wish to receive individual copies. This procedure helps to reduce duplicate mailings and save printing costs and postage fees, as well as natural resources. If you received a “householding” mailing this year and would like to have additional copies of the proxy materials mailed to you, please send a written request to our Corporate Secretary at the address set forth on the first page of this Proxy Statement, or call (704) 461-8000, and we will promptly deliver the proxy materials to you. Please contact your broker if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future, or if you would like to opt out of “householding” for future mailings.
Availability of Additional Information
We will provide, free of charge, a copy of our Annual Report on Form 10-K for the year ended June 30, 2021, including exhibits, on the written or oral request of any stockholder of the Company. Please send a written request to our Corporate Secretary at the address set forth on the first page of this Proxy Statement, or call (704) 461-8000.

SCHEDULE 1 – SUMMARY OF STOCK PLAN
(a)	General
The purpose of the Stock Plan is to assist Piedmont in securing and retaining the services of eligible award recipients to provide incentives to employees, directors and consultants and promote the long-term financial success of Piedmont and thereby increase stockholder value. The Stock Plan permits the grant of stock options, stock appreciation rights, restricted stock, restricted stock units and incentive bonuses.
(b)	Authorised Shares
Subject to adjustment provisions in the Stock Plan, the maximum aggregate number of shares authorised for issuance under the Stock Plan is 3,000,000 shares of common stock of Piedmont (the Share Reserve), and such shares shall consist of authorised but unissued or reacquired shares or any combination thereof.
(c)	Share Counting
If an award granted under the Stock Plan expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock or restricted stock units, is forfeited to or repurchased by us due to the failure to vest, the unpurchased shares (or for awards other than options or stock appreciation rights the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the Stock Plan (unless the Stock Plan has been terminated). With respect to stock appreciation rights, only shares actually issued pursuant thereto will cease to be available under the Stock Plan; all remaining shares under stock appreciation rights will remain available for future grant or sale under the Stock Plan (unless the Stock Plan has been terminated). Shares that have actually been issued under the Stock Plan under any award will not be returned to the Stock Plan and will not become available for future distribution under the Stock Plan; provided, however, that if shares issued pursuant to awards of restricted stock or restricted stock units are repurchased by us or are forfeited to us due to the failure to vest, such shares will become available for future grant under the Stock Plan. Shares used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award will become available for future grant or sale under the Stock Plan. To the extent an award under the Stock Plan is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the Stock Plan.
(d)	Certain Adjustments
In the event that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalisation, stock split, reverse stock split, reorganisation, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of common stock or other securities, or other change in corporate structure affecting the common stock of Piedmont occurs, the administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Stock Plan, will adjust the number and class of shares that may be delivered under the Stock Plan and/or the number, class, and price of shares covered by each outstanding award. In the event of a proposed dissolution or liquidation of Piedmont, the administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an award will terminate immediately prior to the consummation of such proposed action.
(e)	Other Award Limits
To comply with applicable tax rules, the Stock Plan limits the number of shares that may be issued upon the exercise of incentive stock options granted under the Stock Plan to 3,000,000.
(f)	Administration
The Board of Directors of Piedmont or a committee thereof has the authority to administer the Stock Plan, provided that different committees may administer the Stock Plan with respect to different groups of participants. The administrator’s authority includes the powers to, in its discretion: (i) to prescribe, amend and rescind rules and regulations relating to the Stock Plan and to define terms not otherwise defined therein; (ii) determine the employees, directors and consultants to whom awards may be granted; (iii) determine the number of shares to be covered by each award; (iv) approve forms of award agreements for use under the Stock Plan; (v) determine the terms and conditions, not inconsistent with the terms of the Stock Plan, of awards, including, but not limited to, the exercise price, the time or times when awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions and any restriction or limitation regarding any award or the shares relating thereto, based in each case on such factors as the administrator determines; (vi) construe and interpret the terms of the Stock Plan and awards granted thereunder; (vii) modify or amend each award, subject to the terms of the Stock Plan, including but not limited to discretionary authority to extend the post-termination exercise period of awards, to extend the maximum term of an option, subject to the provisions of the Stock Plan and to accelerate, in whole or in part, the vesting of an award; (viii) determine the manner in which participants may satisfy tax withholding obligations in accordance with the provisions of the Stock Plan; (ix) authorise any person to execute on Piedmont’s behalf any instrument required to effect the grant of an award previously granted by the administrator; and (x) make all other determinations deemed necessary or advisable for administration of the Stock Plan. The administrator’s decisions, determinations and interpretations are final and binding on all participants and any other holders of awards under the Stock Plan.
(g)	Eligibility
Awards may be granted to employees, directors and other service providers of Piedmont or any present or future parent or subsidiary corporation or other affiliated entity of Piedmont. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of Piedmont or any parent or subsidiary corporation of Piedmont.
(h)	Stock Options
A stock option may be granted as an incentive stock option or a nonqualified stock option. The option exercise price for an incentive stock option may not be less than the fair market value of the stock subject to the option on the date the option is granted (or less than 110% of the fair market value if the recipient owns stock possessing more than 10% of the total combined voting power of all classes of stock of Piedmont or any affiliate, a “Ten Percent Stockholder”). Options will not be exercisable after the expiration of ten years from the date of grant (or five years, in the case of an incentive stock option issued to a Ten Percent Stockholder). Each award agreement will set forth the number of shares subject to each option, the vesting terms and the acceptable form of consideration for exercising an option, including the method of payment. As the administrator determines, such consideration may consist entirely of cash, check, promissory note, to the extent permitted by applicable laws, shares of common stock, cashless exercise, net exercise, such other consideration and method of payment to the extent permitted by applicable laws or any combination of the foregoing.
(i)	Stock Appreciation Rights
A stock appreciation right, or SAR, is a right that entitles the participant to receive, in cash or shares of common stock or a combination thereof, as determined by the administrator, value equal to or otherwise based on the excess of: (i) the fair market value of a specified number of shares at the time of exercise; or (ii) the exercise price of the right, as established by the administrator on the date of grant. Upon exercising a SAR, a participant is entitled to receive the amount by which the fair market value of the common stock at the time of exercise exceeds the exercise price of the SAR. SARs will not be exercisable after the expiration of ten years from the date of grant. Each award agreement will set forth the number of shares subject to the SAR. The vesting schedule applicable to any SAR, including any performance conditions, and other terms and conditions of any SAR will be as set forth in the award agreement.
(j)	Restricted Stock and Restricted Stock Units
Restricted shares are awards of shares, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment) and terms as the administrator deems appropriate. Restricted stock units, or RSUs, are an award denominated in units under which the issuance of shares (or cash payment in lieu thereof) is subject to such conditions (including continued employment) and terms as the administrator deems appropriate. Each award document evidencing a grant of restricted stock or RSUs will set forth the terms and conditions of each award, including vesting and forfeiture provisions, transferability and, if applicable, right to receive dividends or dividend equivalents. Generally, unless the administrator provides otherwise, holders of restricted stock will be entitled to receive all dividends and other distributions paid with respect to such shares, provided that if any such dividends or distributions are paid in shares, the shares will be subject to the same restrictions on transferability and forfeitability as the shares of restricted stock with respect to which they were paid.

(k)	Incentive Bonuses
Incentive bonuses are awards payable in cash or shares, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment) and terms as the administrator deems appropriate. Each award document evidencing a grant of an incentive bonus will set forth the terms and conditions of each award, including vesting and forfeiture provisions, transferability and, if applicable, the right to receive dividends or dividend equivalents.
(l)	Performance Awards
The administrator may establish performance criteria and level of achievement versus such criteria that shall determine the number of shares of common stock, RSUs, or cash to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an award under the Stock Plan. A performance award may be identified as “performance share,” “performance equity,” “performance unit” or other such term as chosen by the administrator.
(m)	Transferability of Awards
Unless determined otherwise by the administrator, awards may not be sold, pledged, assigned, hypothecated, or otherwise transferred in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the participant only by the participant.
(n)	Change in Control
Unless provided otherwise in an award agreement or other written agreement between a participant and Piedmont or an affiliate or by the Piedmont board of directors at the time of grant of an award, in the event of a Change in Control (as defined in the Stock Plan) the following shall occur:
(i)	the vesting of all options and stock appreciation rights shall accelerate;
(ii)
in the case of any award subject to performance-based vesting or criteria, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such award shall immediately lapse and the participant shall have the right to receive a payment based on target level achievement or actual performance through a date determined by the administrator; and

(iii)	the vesting of all restricted stock and RSUs shall accelerate and all restrictions to which such award are subject shall lapse.
(o)	Withholding
Prior to the delivery of any shares or cash pursuant to an award, Piedmont will have the power and right to deduct or withhold from any and all payments made under the Stock Plan, or to require the participant to remit to Piedmont an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the participant’s Federal Insurance Contributions Act obligations), if any, required by law to be withheld by Piedmont with respect to an award or the shares acquired pursuant thereto.
(p)	Termination and Amendment, Term
The Piedmont board of directors may at any time amend, alter, suspend or terminate the Stock Plan, provided that stockholder approval will be obtained for any Stock Plan amendment to the extent necessary and desirable to comply with applicable laws. No amendment, alteration, suspension or termination of the Stock Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and the administrator. Termination of the Stock Plan will not affect the administrator’s ability to exercise the powers granted to it under the Stock Plan with respect to awards granted under the Stock Plan prior to the date of such termination. The Stock Plan became effective upon its adoption by the Piedmont board of directors and, unless sooner terminated, will continue in effect for a term of 10 years from the later of: (a) the effective date of the Stock Plan; or (b) the earlier of the most recent board of directors or stockholder approval of an increase in the number of shares reserved for issuance under the Stock Plan.

SCHEDULE 2 – SUMMARY OF STOCK OPTIONS
(a)	Entitlement
Subject to the Piedmont Board determining otherwise prior to an offer, each vested Piedmont Option entitles the participant holding the Piedmont Option to subscribe for, or to be transferred, one Piedmont Share on payment of the exercise price (if any).
(b)	Exercise Period
The exercise period and expiry date for Piedmont Options will be as determined by the Piedmont Board in its sole and absolute discretion.
(c)	Conditions for Vesting and Exercise
The Piedmont Board will determine prior to an offer being made and specify in the offer any performance criteria and/or vesting conditions attaching to the Piedmont Options.
Piedmont Options will only vest and be exercisable if the applicable performance criteria and/or vesting conditions (if any) have been satisfied, waived by the Piedmont Board, or are deemed to have been satisfied under the Stock Plan.
In the event of a liquidity event, the Piedmont Board in its absolute discretion may waive any vesting or exercise criteria in respect of some or all Piedmont Options held by a participant.
(d)	Method of Exercise
Following the vesting of the Piedmont Option or any portion thereof, the Piedmont Option is exercisable by the participant within the exercise period specified by the Piedmont Board in the offer, subject to the participant delivering to the registered office of Piedmont or such other address as determined by the Piedmont Board:
(i)	a notice of exercise; and
(ii)
subject to the cashless exercise option, a cheque or cash or such other form of payment determined by the Piedmont Board in its sole and absolute discretion as satisfactory for the amount of the exercise price (if any).

(e)	No Issue Unless Cleared Funds
Where a cheque is presented as payment of the exercise price on the exercise of Piedmont Options, Piedmont will not, unless otherwise determined by the Piedmont Board, allot and issue or transfer Piedmont Shares until after any cheque delivered in payment of the exercise price has been cleared by the banking system.
(f)	Cashless Exercise of Piedmont Options
Subject to the below paragraph, a participant may elect to pay the exercise price for each Piedmont Option by setting off the total exercise price against the number of Piedmont Shares which they are entitled to receive upon exercise (Cashless Exercise Facility). By using the Cashless Exercise Facility, the holder will receive Piedmont Shares to the value of the surplus after the exercise price has been set off.

If the participant elects to use the Cashless Exercise Facility, the participant will only be issued that number of Piedmont Shares (rounded down to the nearest whole number) as is equal in value to the difference between the total exercise price otherwise payable for the Piedmont Options on the Piedmont Options being exercised and the then market value of the Shares at the time of exercise calculated in accordance with the following formula:
S = O x (MSP - EP) MSP
Where:
S =	Number of Piedmont Shares to be issued on exercise of the Piedmont Options
O =	Number of the Piedmont Options being exercised
MSP =
Market value of the Piedmont Shares calculated using the volume weighted average of the Piedmont Shares on ASX for the 5 trading days immediately prior to (and excluding) the date of the notice of exercise

EP =	Exercise Price
If the difference between the total exercise price otherwise payable for the Piedmont Options on the Piedmont Options being exercised and the then market value of the Piedmont Shares at the time of exercise (calculated in accordance with the formula above) is zero or negative, then a participant will not be entitled to use the Cashless Exercise Facility.
The Piedmont Board may also make available a Cashless Exercise Facility pursuant to which the exercise price is paid through an irrevocable commitment by a broker to pay over such amount from a sale of the Piedmont Shares the participant is entitled to receive upon exercise.
(g)	Minimum Exercise
Piedmont Options must be exercised in multiples of one hundred (100) unless fewer than one hundred (100) Piedmont Options are held by a participant or the Piedmont Board otherwise agrees.
(h)	Tax Withholding
To the extent applicable, Piedmont shall have the right to withhold from the participant’s compensation or to require the participant to remit sufficient funds to satisfy applicable withholding tax obligations upon the exercise of the Piedmont Options. A participant may, in order to fulfill the withholding obligation, make payment in any manner permitted under the Stock Plan. Piedmont shall be authorised to take any such action as may be necessary to satisfy its obligations for payment of such taxes and shall not issue any Piedmont Shares upon exercise of the Piedmont Option until any required tax withholding is satisfied.
(i)	Piedmont Shares Issued on Exercise
Shares issued on the exercise of the Piedmont Options rank equally with all existing Piedmont Shares, including those Piedmont Shares issued, directly, under the Stock Plan.
(j)	Adjustment for Reorganisation
If there is any reorganisation of the issued share capital of Piedmont, the terms of Piedmont Options and the rights of the participant who holds such Piedmont Options will be varied, including an adjustment to the number of Piedmont Options and/or the exercise price (if any) applicable to Piedmont Options, in accordance with the ASX Listing Rules that apply to the reorganisation at the time of the reorganisation.
(k)	Participant in New Issues and Other Rights
A participant who holds Piedmont is not entitled to:
(i)	notice of, or to vote or attend, a meeting of Piedmont Shareholders;
(ii)	receive any dividends declared by Piedmont; or
(iii)	participate in any new issues of securities offered to Piedmont Shareholders during the term of the Piedmont Options, unless and until the Piedmont Options are exercised and the Participant holds Piedmont Shares.

(l)	Adjustment for Rights Issue
If Piedmont makes an issue of Piedmont Shares pro rata to existing Piedmont Shareholders (other than an issue in lieu of in satisfaction of dividends or by way of dividend reinvestment) the exercise price of a Piedmont Option will be reduced according to the following formula:
New exercise price = O - (E[P-(S+D)] divided by N+1)
O =	the old exercise price of the Piedmont Option.
E =	the number of underlying Piedmont Shares into which one Piedmont Option is exercisable.
P =
average market price per Piedmont Share weighted by reference to volume of the underlying Piedmont Shares during the five (5) trading days ending on the day before the ex rights date or ex entitlements date.

S =	the subscription price of a Piedmont Share under the pro rata issue.
D =	the dividend due but not yet paid on the existing underlying Piedmont Shares (except those to be issued under the pro rata issue).
N =	the number of Piedmont Shares with rights or entitlements that must be held to receive a right to one new share.
(m)	Adjustment for Bonus Issue of Piedmont Shares
If Piedmont makes a bonus issue of Piedmont Shares or other securities to existing Piedmont Shareholders (other than an issue in lieu or in satisfaction, of dividends or by way of dividend reinvestment):
(i)
the number of Piedmont Shares which must be issued on the exercise of a Piedmont Option will be increased by the number of Piedmont Shares which the participant would have received if the participant had exercised the Piedmont Option before the record date for the bonus issue; and

(ii)	no change will be made to the exercise price.
(n)	No Transfer of Piedmont Options
Piedmont Options granted under the Stock Plan may not be assigned, transferred, encumbered with a security interest in or over them, or otherwise disposed of by a participant, unless:
(i)
the prior consent of the Piedmont Board is obtained, which consent may impose such terms and conditions on such assignment, transfer, encumbrance with a security interest or disposal as the Piedmont Board sees fit; or

(ii)	such assignment or transfer occurs by force of law upon the death or total and permanent disablement of a participant to the participant’s legal personal representative.
(o)	Piedmont Options to be Recorded
Piedmont Options will be recorded in the appropriate register of Piedmont.
(p)	Rules
The Piedmont Options are issued under and in accordance with the Stock Plan and the terms and conditions of the Piedmont Options are subject to the Stock Plan.

SCHEDULE 3 – SUMMARY OF RESTRICTED STOCK UNITS
(a)	Offer of Piedmont Restricted Stock Units
The Piedmont Board may offer Piedmont Restricted Stock Units to any participant in its sole discretion. Each Piedmont Restricted Stock Unit confers an entitlement to be provided with one Piedmont Share, credited as fully paid, at no cost, upon the full satisfaction of the performance criteria and/or vesting conditions specified by the Piedmont Board in relation to that Piedmont Restricted Stock Unit.
(b)	Performance Criteria/Vesting Conditions and Variation to Performance Criteria//Vesting Conditions
The Piedmont Board will determine prior to an offer being made and specify in the offer any performance criteria, vesting conditions, performance period or expiry date attaching to the Piedmont Restricted Stock Units.
Piedmont Restricted Stock Units will only vest and entitle the participant to be issued Piedmont Shares if the applicable performance criteria and/or vesting conditions (if any) have been satisfied prior to the end of the performance period, waived by the Piedmont Board, or are deemed to have been satisfied under the Stock Plan.
(c)	Satisfaction of Performance Criteria
The Piedmont Board will determine in its sole discretion whether (and, where applicable, to what extent) the participant has satisfied the performance criteria and/or vesting conditions (if any) applicable to the Piedmont Restricted Stock Units at the end of the performance period. As soon as practicable after making that determination the Piedmont Board will issue the number of Piedmont Shares for which the participant is entitled to acquire upon satisfaction of the performance criteria and/or vesting conditions for the relevant number of Piedmont Restricted Stock Units, subject to the participant’s satisfaction of any tax withholding obligations.
(d)	Lapse of Piedmont Restricted Stock Units
Where Piedmont Restricted Stock Units have not satisfied the performance criteria within the performance period or expiry date (whichever occurs earlier) those Piedmont Restricted Stock Units will automatically lapse.
(e)	Tax Withholding
Piedmont shall have the right to withhold from the participant’s compensation or to require the participant to remit sufficient funds to satisfy applicable withholding tax obligations upon the settlement of the Piedmont Restricted Stock Units. A participant may, in order to fulfill the withholding obligation, make payment in any manner permitted under the Stock Plan. Piedmont shall be authorised to take any such action as may be necessary to satisfy its obligations for payment of such taxes and shall not issue any Piedmont Shares upon settlement of the Piedmont Restricted Stock Units until any required tax withholding is satisfied.
(f)	Piedmont Shares Issued
Piedmont Shares issued on the satisfaction of the performance criteria and/or vesting conditions attaching to the Piedmont Restricted Stock Units rank equally with all existing Piedmont Shares, including those Piedmont Shares issued, directly, under the Stock Plan.
(g)	Reorganisation
If there is any reorganisation of the issued share capital of Piedmont, the terms of Piedmont Restricted Stock Units and the rights of the participant who holds such Piedmont Restricted Stock Units will be varied, including an adjustment to the number of Piedmont Restricted Stock Units, in accordance with the ASX Listing Rules that apply to the reorganisation at the time of the reorganisation.
(h)	Participant Rights
A participant who holds Piedmont Restricted Stock Units is not entitled to:
(i)	notice of, or to vote or attend, a meeting of Piedmont Shareholders;
(ii)	receive any dividends declared by Piedmont;

(iii)	participate in any new issues of securities offered to Piedmont Shareholders during the term of the Piedmont Restricted Stock Units; or
(iv)
cash for the Piedmont Restricted Stock Units or any right to participate in surplus assets of profits of Piedmont on winding up, unless and until the Piedmont Restricted Stock Units are satisfied and the participant holds Piedmont Shares.

(i)	Pro Rata Issue of Securities
If during the term of any Piedmont Restricted Stock Unit, Piedmont makes a pro rata issue of securities to the Piedmont Shareholders by way of a rights issue, a participant shall not be entitled to participate in the rights issue in respect of any Piedmont Restricted Stock Units, only in respect of Piedmont Shares issued in respect of vested Piedmont Restricted Stock Units.
A participant will not be entitled to any adjustment to the number of Piedmont Shares they are entitled to or adjustment to any performance criteria and/or vesting conditions which is based, in whole or in part, upon Piedmont’s share price, as a result of Piedmont undertaking a rights issue.
(j)	Adjustment for Bonus Issue
If, during the term of any Piedmont Restricted Stock Unit, securities are issued pro rata to Piedmont Shareholders generally by way of bonus issue, the number of Piedmont Shares to which the participant is then entitled, shall be increased by that number of securities which the participant would have been issued if the Piedmont Restricted Stock Units then held by the participant were vested immediately prior to the record date for the bonus issue.
(k)	Piedmont Restricted Stock Units Not Property
A participant’s Piedmont Restricted Stock Units are personal contractual rights granted to the participant only and do not constitute any form of property.
(l)	No Transfer of Piedmont Restricted Stock Units
Unless otherwise determined by the Piedmont Board, Piedmont Restricted Stock Units cannot be transferred to or vest in any person other than the participant.
(m)	Rules
The Piedmont Restricted Stock Units are issued under and in accordance with the Stock Plan and the terms and conditions of the Piedmont Restricted Stock Units are subject to the Stock Plan.

PIEDMONT LITHIUM INC.
32 NORTH MAIN STREET, SUITE 100
BELMONT, NORTH CAROLINA 28012
UNITED STATES

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on January 10, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/PLL2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on January 10, 2022. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D62630-P63443

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**PIEDMONT LITHIUM INC.**

**The Board of Directors recommends you vote FOR the following nominees:**

1. Election of Directors: To be elected for terms expiring in 2024.

| **Nominees:** | **For** | **Withhold** |
|---|---|---|
| 1a. Mr. Keith Phillips | ☐ | ☐ |
| 1b. Mr. Todd Hannigan | ☐ | ☐ |

**The Board of Directors recommends you vote FOR the following proposals:**

| | **For** | **Against** | **Abstain** |
|---|---|---|---|
| 2. Ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending June 30, 2022. | ☐ | ☐ | ☐ |
| 3. Approval to issue 10,786 stock options to Mr. Keith Phillips and/or his nominee under the Company's Stock Plan. | ☐ | ☐ | ☐ |
| 4. Approval to issue 5,344 restricted stock units to Mr. Keith Phillips and/or his nominee under the Company's Stock Plan. | ☐ | ☐ | ☐ |
| 5. Approval to issue 1,796 restricted stock units to Mr. Jeff Armstrong and/or his nominee under the Company's Stock Plan. | ☐ | ☐ | ☐ |
| 6. Approval to issue 1,197 restricted stock units to Mr. Jorge Beristain and/or his nominee under the Company's Stock Plan. | ☐ | ☐ | ☐ |
| 7. Approval to issue 1,197 restricted stock units to Mr. Todd Hannigan and/or his nominee under the Company's Stock Plan. | ☐ | ☐ | ☐ |
| 8. Approval to issue 1,197 restricted stock units to Mr. Claude Demby and/or his nominee under the Company's Stock Plan. | ☐ | ☐ | ☐ |
| 9. Approval to issue 1,197 restricted stock units to Ms. Susan Jones and/or her nominee under the Company's Stock Plan. | ☐ | ☐ | ☐ |

**NOTE:** Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| | | | |
|---|---|---|---|
| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |

D62631-P63443

**PIEDMONT LITHIUM INC.**
**Annual Meeting of Stockholders**
**January 11, 2022 11:00 AM EST**
**This proxy is solicited by the Board of Directors**

The stockholder(s) hereby appoint(s) Messrs. Keith Phillips, Michael White and Bruce Czachor, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this form, all of the shares of common stock of PIEDMONT LITHIUM INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on January 11, 2022 at 11:00 AM EST, live via the Internet at www.virtualshareholdermeeting.com/PLL2022, and any adjournment or postponement thereof.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations and in the discretion of the proxies with respect to such other business as may properly come before the meeting or any adjournment or postponement thereof. In the event that any of the nominees named on the reverse side of this form are unavailable for election or unable to serve, the shares represented by proxy may be voted for a substitute nominee selected by the Board of Directors.**

**Continued and to be signed on reverse side**